 As filed with the Securities and Exchange Commission on August 26, 1999

                                                     Registration No. 333-65133
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          AVERY COMMUNICATIONS, INC.
             (Exact name of Small Business Issuer in its Charter)

                               ----------------

        Delaware                    4899                    12-2227079
     (State or Other          Primary Standard           (I.R.S. Employer
     Jurisdiction of             Industrial             Identification No.)
    Incorporation or         Classification Code
      Organization)                Number

                               ----------------

                           190 South LaSalle Street
                                  Suite 1710
                            Chicago, Illinois 60603
                                (312) 419-0077
         (Address and telephone number of Principal Executive Offices)

                               ----------------

                               Scot M. McCormick
                          Avery Communications, Inc.
                           190 South LaSalle Street
                                  Suite 1710
                            Chicago, Illinois 60603
                                (312) 419-0077
           (Name, Address and Telephone Number of Agent for Service)

                                With a copy to:

                               Bruce A. Cheatham
                        Winstead Sechrest & Minick P.C.
                            5400 Renaissance Tower
                                1201 Elm Street
                              Dallas, Texas 75270
                                (214) 745-5213

                               ----------------

   Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

               Subject to Completion, Dated August 26, 1999

   PROSPECTUS

                           AVERY COMMUNICATIONS, INC.

                     9,918,586 Shares of Common Stock

   This prospectus relates to the 9,918,586 shares of our common stock being offered by certain of our securityholders. Of such shares, 5,137,952 shares are currently outstanding and 4,780,634 shares are reserved for issuance upon exercise of options and warrants that we have granted to these securityholders or upon conversion of convertible securities held by these securityholders. We will not receive any proceeds from the sale of the shares by these selling securityholders. We may, however, receive up to approximately $5,341,000 in the event all the options and warrants held by the selling securityholders are exercised.

   Our common stock is traded on the OTC Bulletin Board under the trading symbol "ATEX." On August 24, 1999, the closing bid price for our common stock was $1.00 and the closing asked price for our common stock was $1.03125.

                               ----------------

   An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

                               ----------------

   The information contained in this prospectus is not complete and may be changed. The selling securityholders may not sell any shares of the common stock until our registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               ----------------

              The date of this prospectus is                , 1999

              [This page has been intentionally left blank.]

                                     AVERY

   We are a telecommunications service company providing billing and collection services for inter-exchange carriers and long-distance resellers. We provide local exchange carrier billing services for approximately 29 long-distance resellers and enhanced service providers and have the capability to bill and collect through approximately 1,300 telephone companies, including the seven regional Bell operating companies, GTE and Sprint.

   We have recently taken steps to expand our business. In March 1999 we entered into an agreement to acquire a privately held software development corporation that designs, develops and supports an integrated suite of client/server and browser-based software solutions focusing on customer acquisition and retention in the telecommunications industry, primarily utilizing decision support software and Internet technologies. This company also owns a customer care and billing system used in the telecommunications industry. For more information about this transaction, see "Recent Transactions."

   Our principal executive offices are located at 190 South LaSalle Street, Suite 1710, Chicago, Illinois 60603, and our telephone number at that address is (312) 419-0077.

                                  RISK FACTORS

   Prospective purchasers of our common stock should consider carefully the factors set forth below, as well as other information contained in this prospectus, before making a decision to invest in our common stock.

We have incurred significant historical operating losses and have never had earnings.

   Since 1995, we have incurred operating losses. During the period January 1, 1995, through June 30, 1999, we have incurred a cumulative net loss of $7,678,698, of which $1,323,478, $1,480,205 and $329,473 are attributable to the years ended December 31, 1998 and 1997, and the six months ended June 30, 1999, respectively. There can be no assurance that we will be profitable in the future. Our continued failure to operate profitably may materially and adversely affect the value of our common stock.

   Our losses to date have been funded by loans and equity sales. If we continue to lose money we will likely need additional financing.

Our ability to acquire other software companies and telecommunications services providers faces substantial obstacles. Our failure to overcome any of these obstacles may materially and adversely affect our planned growth.

   A key element of our business strategy is to acquire customer management software companies and other telecommunications services providers. The success of our acquisition program will depend on our ability to overcome substantial obstacles, such as the availability of acquisition candidates, our ability to compete successfully with other potential acquirors seeking similar acquisition candidates, the availability of funds to finance acquisitions and the availability of management resources to oversee the operation of acquired businesses. We have limited resources and we can offer no assurance that we will succeed in consummating any additional acquisitions or that we will be able to integrate and manage any acquisitions successfully.

   In March 1999 we entered into an agreement to acquire a privately held software development company that designs, develops and supports an integrated suite of client/server and browser-based software solutions focusing on customer application and retention in the telecommunications and energy industries. See "Recent Transactions." We have no other present commitments, understandings or plans to acquire other customer management software companies or telecommunications service providers.

If we complete the Primal acquisition, we may be required to repurchase up to 1,550,000 shares of our common stock at $2.50 per share from the principal stockholders of Primal between August and October 2000.

   We have made no arrangements to borrow or otherwise raise the $3,875,000 that may be required to meet our obligation to these stockholders. Based upon our present financial condition and results of operations, it would be extremely difficult, if not impossible, to borrow such amount from commercial lenders. Consequently, the financing costs that we would likely incur to obtain such financing, if available at all, would be substantial relative to the amount borrowed. Our failure to repurchase these shares as agreed would be a material default under our agreement with these stockholders. Although we presently have no other agreements where such failure would also be a default, we may have such agreements at the time such payment becomes due.

We will need substantial additional financing to fund our factoring business and to complete future acquisitions.

   We anticipate we will need substantial additional capital over the next 12 months to continue providing appropriate factoring services. Our failure to continue to offer this factoring service could result in the loss of existing customers and the inability to attract new customers.

   We will also need substantial additional financing to fund our planned acquisition program and to market our new products and services aggressively. If we are not able to obtain financing, or obtain financing on terms that we consider acceptable, our acquisition program would be materially adversely affected.


Our business is largely dependent on two customers that presently account for approximately 67% of our call records processed. The loss of either customer would materially and adversely affect our results of operations.

   One of these customers accounted for 39.6% of our call records processed and the other accounted for 27.6% of our call records processed between January 1 and July 31, 1999.

We face substantial competition in the billing clearinghouse industry, and many of our competitors are larger and have more resources than we have. We may not be able to compete successfully with existing or future competitors.

   Our major competitors in the local exchange carrier billing clearinghouse industry are Billing Concepts Corp. and OAN Services, Inc., a wholly owned subsidiary of TeleCom Holdings, Inc. Competition among the local exchange carrier billing clearinghouses is based on the quality of information reporting, collection history, the speed of collections, the ability to factor a long-distance reseller's accounts, and the price of services. Our competitors have greater name recognition and have, or have access to, substantially greater financial and personnel resources than those available to us.

We are a billing clearinghouse. Therefore, our business is dependent both on the local exchange carriers' continuing to accept our call records, and continuing to do so on reasonable terms, and our customers' continuing to need our billing services.

   The success of our business to date has been largely attributable to our having contracts with the regional Bell operating companies, Sprint, GTE and other local exchange carriers. This permits us to bill for telecommunications services provided by our customers throughout the United States. If the local exchange carriers were not to renew our existing contracts, or were to terminate our contracts, our ability to bill for our customers on a nation-wide basis could be adversely affected. While we have not received any notice of any local exchange carriers' intention to refuse renewal or to terminate, the current regulatory environment has raised the visibility of third-party billing in the local exchange carriers.

   If the local exchange carriers were to increase the costs payable by our customers for including our customers' charges on the local exchange carrier bills, it could make our customers' operations less profitable or not profitable. This could result in our customers seeking alternative billing arrangements. Our customers could enter into billing arrangements with companies, other than the local exchange carriers, that would bill their customers directly, or, in some instances, our customers could begin billing directly for their services without the use of any third party. It is also possible that some of our customers could determine that it would be financially beneficial to them to install a direct billing system.


Substantially all our outstanding common stock is freely tradable and may be sold into the market at any time, and another 4,745,634 shares not yet issued will be freely tradable immediately upon issuance. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

   The 4,745,634 shares that are not yet issued but which will be freely tradable immediately upon issuance represent an increase in our presently outstanding common stock of approximately 48%. The market price of our common stock could drop significantly if the holders all our freely tradable shares sell them or are perceived by the market as intending to sell them.

Our common stock trades only sporadically and has experienced in the past, and is expected to experience in the future, significant price and volume volatibility, which substantially increases the risk of loss to persons owning our common stock.

   Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may decline more because of its price volatility.

We are not required to meet or maintain any listing standards for our common stock to be traded on the OTC Bulletin Board.

   The OTC Bulletin Board is separate and distinct from The Nasdaq Stock Market. Although the OTCBB is a regulated quotation service operated by The Nasdaq Stock Market that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be traded on the OTCBB. Our common stock does not presently must the minimum listing standards for listing on The Nasdaq Stock Market or any national securities exchange.

We are required to pay substantial preferential dividends to holders of our preferred stock.

   Holders of our preferred stock are entitled to preferential quarterly dividends before any common stock dividends are declared or paid. The amount of these dividends is presently $286,000 annually. Upon our liquidation, dissolution or winding-up, holders of our preferred stock are each entitled to receive a liquidation distribution, plus any accumulated dividends to date before the holders of common stock receive any distributions.

                  A NOTE ABOUT FORWARD-LOOKING STATEMENTS

   The statements, other than statements of historical fact, included in this prospectus are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe." We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that such expectations will occur. Our actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to:

 . the uncertainties and/or potential delays associated with respect to integrating Primal following the Primal acquisition;

 . our ability to acquire additional complementary customer management software/services providers on terms favorable to us;

 . the passage of legislation or court decisions adversely affecting the telecommunications industry;

 .  our ability to repay our outstanding indebtedness;

 .  competition in the telecommunications industry; and

 .  the advent of new technology.

   You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we are not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. Important factors that could cause our actual results to differ materially from our expectations are discussed under "Risk Factors" and elsewhere in this prospectus.

                                USE OF PROCEEDS

   We will not receive any proceeds from the sale of the common stock by the selling securityholders. We may, however, receive up to approximately $5,341,000 in the event all the options and warrants held by the selling securityholders are exercised.

                              PLAN OF DISTRIBUTION

   We are registering the shares of our common stock described in this prospectus for the selling securityholders named below under the caption "Selling Securityholders." We are registering the common stock to satisfy our obligations under agreements with some of the selling securityholders to register their common stock so that their shares will be freely tradable and to provide our affiliates with freely tradable shares of our common stock. Subject to the limitations on the use of this prospectus described below, the "selling securityholders" also includes persons who receive shares as a gift from a selling securityholder, commonly known as donees, and persons who receive shares from a selling securityholder as collateral to secure a loan, commonly known as pledgees, selling shares received from a named selling securityholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling securityholders. Sales of the shares may be made by selling securityholders from time to time in one or more types of transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling securityholders.

   The selling securityholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

   The selling securityholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with such selling securityholder, including in connection with distributions of the common stock by such broker-dealers. The selling securityholders may enter into option or other transactions with broker-dealers that involve the delivery of their shares to the broker-dealers, who may then resell or otherwise transfer such shares. The selling securityholders may also loan or pledge their shares to a broker-dealer and the broker-dealer may sell the shares so loaned or, upon a default, may sell or otherwise transfer the pledged shares.

   The selling securityholders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify some of the selling securityholders for liabilities they incur for selling their shares using this prospectus, including liabilities arising under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of their shares against certain liabilities, including liabilities arising under the Securities Act.

   Because selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling securityholders that the anti-manipulative rules under the Securities Exchange Act, including Regulation M, may apply to their sales in the market.

   Selling securityholders also may resell all or a portion of their common stock in open market transactions in reliance upon the SEC's Rule 144, provided they meet the criteria and conform to the requirements of such Rule.

   Upon our being notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of such selling securityholder's shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement or an amendment to this prospectus disclosing the name of each such selling securityholder and of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and the other facts material to the transaction. In addition, upon our being notified by a selling securityholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

   Sales of a substantial number of shares of the common stock in the public market by the selling securityholders or even the potential of such sales could adversely affect the market price for our common stock, which could have a direct impact on the value of the shares being offered by the selling securityholder.

                            SELLING SECURITYHOLDERS

   The following table sets forth the name, number of shares of common stock and the number of shares underlying the warrants and convertible securities owned by each selling securityholder. Since the selling securityholders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any selling securityholder or that may be owned by any selling securityholder upon completion of this offering.

   The shares offered by this prospectus may be offered from time to time by the selling securityholders named below (based on the number of shares of common stock, warrants and convertible securities held on August 26, 1999).

                               Common Stock Underlying
                               ---------------------------              Total
                                              Convertible    Common   Shares to
Name                            Warrants      Securities      Stock    be Sold
----                           ------------  -------------  --------- ---------
Aguilar, Betty...............        10,000                              10,000
Aikman, Robert Edwin.........                        8,000     30,000    38,000
Bank One of Texas(1).........                               1,036,664 1,036,664
Bard, Ralph M. III...........         7,154                               7,154
Bellgate Nominees LTD
 AW11(2).....................                                 133,333   133,333
Box, Harold D................                                 111,111   111,111
Brown, Eric..................                                   7,238     7,238
Brown, Eric and Ian..........                       25,000               25,000
Brown, Ian...................                                   7,238     7,238
Brown, Spencer...............        75,000                              75,000
Brown, Stephen...............       100,000                             100,000
Burquin, Mary B..............         6,965                               6,965
Burroughs, Anita.............           500                                 500
Camomille Limited(3).........                                 100,000   100,000
Cornerhouse Limited
 Partnership(4)..............                       30,000     83,419   113,419
Curiel, Giulio...............         9,000                               9,000
Danilan Investments Inc.(5)..                                 133,333   133,333
Davis, Carol.................                       25,000      6,143    31,143
Deloitte & Touche............                                  50,000    50,000
Der Uto Bank.................                                  40,037    40,037
Dickson, Katharine B.........         6,965                               6,965

                                 Common Stock Underlying
                                 --------------------------             Total
                                               Convertible   Common   Shares to
Name                              Warrants     Securities     Stock    be Sold
----                             -----------  ------------- --------- ---------
Dunn, Edward L.................                               101,852   101,852
Dunn, Philip S.................                                18,518    18,518
Eastern Virginia SBIC(6).......      126,000        280,000   245,000   616,000
El Camino Real.................                                 1,875     1,875
Fay, Margaret H., Trustee,
 Margaret H. Fay Living Trust..                       8,000               8,000
Felberbaum, Roger..............       20,000                             20,000
Fisher, Mark...................                      40,000     9,829    49,829
Franklin Capital Corporation...                     350,000 1,383,338 1,733,338
Gaines, John Joseph............                       3,333     5,024     8,357
Goldsmith, Bret................        1,000                              1,000
Gorum, Renee...................        2,500                              2,500
Goss, Dianne...................        2,500                              2,500
Greenbaum, John................       75,000                             75,000
Griffith, H. Tom Trustee UTA...                                10,542    10,542
Handelsfinaz--CCF Bank.........                                33,333    33,333
Harrison, Edward J. III........       45,286                   16,256    61,542
Hayes, James E. Trustee UTA....                                10,542    10,542
Hickman, Carla.................          500                                500
Horkey, Jill...................        1,500                              1,500
Isham, Robert T., Jr...........      120,284          3,333    13,460   137,077
Isham, Robert T., Trustee UTA..       21,084                             21,084
Isham, Robert T., Jr., Trustee
 UTA...........................       21,084                             21,084
Keene, Tom.....................        1,000                              1,000
Keil, Bryant L.................       42,168                             42,168
Keisel, Christina..............          500                                500
Koch, Sidney...................                                 3,333     3,333
Kownatzki, Vickie..............        1,000                              1,000
Lake, Walter J., Sr............                                15,000    15,000
Lindauer, Alan.................       75,000                             75,000
Lowy, John.....................       50,000          4,000              54,000
Lyons, Thomas M./Jeffrey P.
 Lyons.........................                                 7,000     7,000
Lyons, Thomas M./Mary M.
 Lyons.........................                                   700       700
Manolita S.A.(7)...............                                33,333    33,333
McCormick, Scot................       75,000                   20,000    95,000
McNitt, Willard................                       8,000    52,168    60,168
Mechler, David W...............       12,500                  101,852   114,352
Mendelsohn, Alfred.............       50,000                             50,000
Mews, Inc.(8)..................                                67,799    67,799
Mitchell United Financial
 Services......................                                 1,875     1,875
MJ Capital Partners L.P.(9) ...                                17,500    17,500
Muensler, Katherine............        2,500                              2,500
Musicant, David................                                 9,523     9,523
Nielsen, Mark J................      925,000                            925,000
Orb, John A....................       42,168                             42,168
Pearlman, Leonard..............                      16,000     3,868    19,868
Peipers, David.................                      10,000    27,818    37,818
Phipps, Norman.................       55,000                             55,000
Ramirez, M.F...................                                 1,875     1,875

                                  Common Stock Underlying
                                  -------------------------            Total
                                              Convertible   Common   Shares to
Name                               Warrants    Securities    Stock    be Sold
----                              ----------- ---------------------- ---------
Sabina International S.A.(10)....      42,500                 90,632   133,132
Safra Bank.......................                             33,333    33,333
Saidel, Larry....................                             12,000    12,000
Salizar, Luz.....................       3,000                            3,000
Schneider, Henry N...............      16,256                           16,256
Schneider, Lawrence I............      16,256                           16,256
Schneider, Henry, Amy, Scot......                  100,000             100,000
Smith Barney Custodian for the
 IRA of John J. Gaines, III......                              8,436     8,436
Smith Barney Custodian for the
 IRA of
 John Leonard Huff...............                    3,333               3,333
Stanley Associates(11)...........                   34,000     8,221    42,221
Stern, Russell T., Jr............     153,031       90,000   118,116   346,152
Stern, William...................                   10,000     5,790    15,790
Swift, Bryan M...................      42,168                           42,168
Swift, John S., III..............      18,480                 23,688    42,168
Swift, Stewart G.................      49,000                 35,336    84,336
Teman, Wade......................      20,000                           20,000
Terivian Enterprises, Inc.(12)...                            266,666   266,666
Thurston Group, Inc.(13).........                  910,000   219,417 1,129,417
Valle, Beatrice..................       1,500                            1,500
Waveland, LLC(14)................     465,286                101,000   566,286
Weaver, Deborah..................       5,000                            5,000
Webb, Joseph W...................                             64,815    64,815
Welsh, Mary E....................                                625       625
Yael AG fur Finanz und
 Handel(15)......................                            133,333   133,333
Ybarra, Thresa...................       1,000                            1,000
Young, James A...................                             64,815    64,815
Zavala, Hector...................       5,000                            5,000
                                  -----------  ----------- --------- ---------
                                    2,822,635    1,957,999 5,137,952 9,918,586
                                  ===========  =========== ========= =========

--------
(1) All of these shares are held in escrow for the benefit of the former owners of HBS. Mr. Haynes holds an irrevocable proxy for these shares.

(2) The ultimate beneficial owner of these shares is Samantha Westgage.

(3) The ultimate beneficial owner of these shares is Signor Mazzorlari.

(4) The ultimate beneficial owner of these shares is David Peipers.

(5) The ultimate beneficial owner of these shares is Paul Downs.

(6) Now known as Waterside Capital Corporation.

(7) The ultimate beneficial owner of these shares is C. H. DeChang.

(8) The ultimate beneficial owner of these shares is Russell T. Stern, Jr.

(9) The ultimate beneficial owner of these shares is Thomas Montgomery.

(10) The ultimate beneficial owner of these shares is Jean-Luc Jourdan.

(11) The ultimate beneficial owner of these shares is Stanley Schulman.

(12) The ultimate beneficial owner of these shares is Hardy Erler.

(13) The ultimate beneficial owners of these shares are Patrick J. Haynes, III and Russell T. Stern, Jr.

(14) The ultimate beneficial owner of these shares is Patrick J. Haynes, III.

(15) The ultimate beneficial owner of these shares is Beatrice Gyssler.

                          PRICE RANGE OF COMMON STOCK

   The common stock is quoted and traded on a limited and sporadic basis on the OTC Bulletin Board operated by the NASDAQ Stock Market, Inc. under the trading symbol "ATEX." The limited and sporadic trading does not constitute, nor should it be considered, an established public trading market for the common stock. The following table sets forth the high and low closing bid and asked prices for our common stock for the periods indicated, as reported by the National Quotation Bureau LLC. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

                                                   Closing Bid    Closing Asked
                                                 --------------- ---------------
                                                  High     Low    High     Low
                                                 ------- ------- ------- -------
Year Ended December 31, 1997
 First Quarter..................................  1.9375   1.375    2.25    1.75
 Second Quarter.................................    2.25    1.25    2.75   1.625
 Third Quarter..................................       2   0.875    2.25       1
 Fourth Quarter.................................  2.5625       1    2.75    1.25
Year Ended December 31,
 First Quarter..................................  3.5625    1.75  3.9375    2.25
 Second Quarter.................................  3.1875   2.125   3.375   2.375
 Third Quarter.................................. 3.21875       2   3.375    2.25
 Fourth Quarter.................................  2.3125  1.1875    2.75  1.3125
Year Ending December 31, 1999
 First Quarter..................................       2  1.3125  2.1875    1.50
 Second Quarter.................................    1.75  1.4375       2 1.53125
 Third Quarter, through August 24...............  1.4375 0.96875 1.53125 1.03126

                                DIVIDEND POLICY

   We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business. We also presently have outstanding preferred stock that presently requires us to accrue dividends in the amount of approximately $71,800 every quarter. The holders of our outstanding preferred stock are entitled to receive all accrued dividends before we can pay any dividends on our common stock. In addition to the terms of our outstanding preferred stock, it is anticipated that the terms of future debt and/or equity financings may restrict the payment of cash dividends. Therefore, the payment of any cash dividends on the common stock is unlikely.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

   The following discussion should be read in conjunction with our consolidated financial statements and related notes and the other financial information included elsewhere in this prospectus.

Selected Financial Information Line Item Explanations

   Avery's revenues are primarily derived from the provision of billing clearinghouse services to direct dial long distance carriers. Revenues are also derived from billing enhanced services for companies that offer non-regulated telecommunications equipment and services. HBS's revenues are derived from 29 long distance resellers and enhanced services providers throughout the country. Local exchange carrier billing fees charged by Avery include processing and customer service inquiry fees. Processing fees are assessed to customers either as a fee charged for each telephone call record or other transaction processed or as a percentage of the customer's revenue that is submitted by Avery to local telephone companies for billing and collection. Processing fees also include any charges assessed to Avery by local telephone companies for billing and collection services that are passed through to the customer. Customer service inquiry fees are assessed to customers for each billing inquiry made by end-users.

   Cost of revenues includes billing and collection fees charged to Avery by local telephone companies, as well as all costs associated with the customer service organization, including staffing expenses and costs associated with telecommunications services. Billing and collection fees charged by the local telephone companies include fees that are assessed for each record submitted and for each bill rendered to its end-user customers. Avery achieves discounted billing costs due to its aggregated volumes and can pass these discounted costs on to its customers.

   Operating expenses are comprised of sales and marketing costs and general and administrative costs. Sales and marketing costs include salaries and benefits, commissions, advertising and promotional and presentation materials. General and administrative costs consist of general management and support personnel salaries and benefits, information systems costs, legal and accounting fees, travel and entertainment costs and other support costs.

   Advance funding program income and expense consist of income and expenses related to Avery's financing certain customers' accounts receivable. Typically, 50% to 75% of the amount receivable from the local exchange carrier is advanced to the customer upon acceptance of its call records. When the local exchange carrier remits payment of the receivable, Avery is repaid the advance and receives a financing fee which generates the "Advance funding program income." Avery maintains a line of credit to provide the funds to finance the advance funding program. The costs associated with this line of credit produce the "Advance funding program expenses." See "Advance Payment Program and Receivable Financing Facility."

   Depreciation and amortization expenses are incurred with respect to certain assets, including computer hardware, software, office equipment, furniture, costs incurred in securing contracts with local telephone companies, goodwill and other intangibles. Asset lives range between three and fifteen years.

   Since the components of "Other income, net" change on a period-to-period basis, the items included in this line are explained in the analysis below.

   The results on the "Discontinued operations" lines represent the results of operations for the respective periods for BorderComm, Inc. and Alternate Telephone and Communications, Inc., two wholly owned subsidiaries which were divested effective January 1, 1998.

Results of Operations for the Twelve Months Ended December 31, 1998 and 1997

   The following table sets forth selected income statement lines in thousands of actual dollars. The statement of operations data is derived from Avery's audited 1998 and 1997 financial statements.

Statement of Operations Data:

                                                               December 31,
                                                               1997     1998
                                                              -------  -------
                                                              (in thousands)
Operating revenues........................................... $11,643  $19,634
Cost of revenues.............................................   8,592   13,044
                                                              -------  -------
Gross profit.................................................   3,051    6,590
Operation expenses (excluding DD&A)..........................   3,105    3,264
Charge in connection with terminated customers...............      --    4,271
Advance funding program income...............................    (832)  (1,418)
Advance funding program expense..............................     567      481
Depreciation and amortization expense (DD&A).................     408      579
                                                              -------  -------
Operating income.............................................    (197)    (587)
Other income (expense), net..................................  (1,305)    (737)
Discontinued operations......................................      22       --
                                                              -------  -------
Net income (loss)............................................ $(1,480) $(1,324)
                                                              =======  =======

Operating Revenues

   Revenues for calendar 1998 increased $7,991,000, or 68.6%, compared to calendar 1997. The revenue increase is primarily attributable to an increase in the number of telephone call records processed and billed for direct dial long distance customers and to a lesser extent increases in enhanced billing services and customer service volumes. The number of direct dial long distance call records processed increased 94% from 57.1 million in calendar 1997 to
110.8 million for 1998. Enhanced billing services records processed increased 44% from 1.6 million to 2.3 million for the same periods.

Cost of Revenues

   Gross profit margin of 33.6% was achieved during calendar 1998, as compared to 26.2% for calendar 1997. The increase in gross profit margin was principally due to the higher margins produced by higher risk customers, offset by a higher level of quantity discounts granted as longer-term customers became eligible for larger discounts. Management currently believes that its gross profit margin could decrease in subsequent periods as larger volume customers are added and as current customers continue to become eligible for larger discounts. The increased volume from these new customers, however, will tend to offset the effects of higher quantity discounts.

Operating Expenses

   Consolidated operating expense (excluding depreciation and amortization expense) increased $159,000 from $3,105,000 in 1997 to $3,264,000 in 1998 primarily due to higher corporate office costs.

Charge in Connection with Terminated Customers

   During the year ended December 31, 1998, Avery recorded a charge of $4,271,000. The charge relates primarily to cash received from local exchange carriers that has been paid by HBS to terminated customers and must be refunded to the local exchange carriers. Under its billing contracts with the local exchange carriers, HBS is obligated to pay these refunds if it is unable to collect them from its customers. During the later half of

1998, HBS paid an estimated $3.8 million to terminated customers that will have to be refunded to the local exchange carriers. Of this amount, $1,471,000 was actually refunded to local exchange carriers in calendar 1998. Management does not believe that these amounts can be collected from the four customers that generated most of the charge since they are out of business with no material surviving assets. The refunds result from our customers placing inappropriate charges on consumer's local telephone bills. The inappropriate charges stem from unauthorized switching of long distance service from a consumer's incumbent provider to our customer and placing unauthorized charges for services such as voice mail, internet access and paging on consumer's local telephone bills. Prior to incurring these refunds, Avery had processed billing records for these customers for periods ranging from approximately 10 months to two years. During these periods local exchange carrier refunds were within acceptable levels.

   The $4,271,000 consists of cash refunds made in calendar 1998 of $1,471,000 and estimated future refunds and other costs as of December 31, 1998 of $2,800,000 which is included in Deposits and Other Payables in the accompanying consolidated balance sheet. Avery estimated the $2,800,000 by reviewing actual refunds for the terminated customers in 1998 and 1999 and projecting future refunds based on each customer's actual refund pattern. Other amounts, in addition to the $3.8 million discussed above included in the $4,271,000 charge are a $250,000 estimated settlement with the FTC, legal fees and other charges.

   Avery has instituted a series of controls to limit its exposure to this type of refund in the future. The controls include the following:

  --A system for offsite management to view a wide variety of customer history data over the Internet including the "Pipeline Report," last shipment date, customer dilution rates, credits issued and the "Watch List" discussed below

  --Including in the customer approval process background checks on principals for all new customers

  --Requiring advance funding customers to present third party verification bills to Avery periodically to insure that third party verification is being used for telemarketing customers

  --Reviewing last shipment date in relation to shipments pattern at each funding of a customer

  --Reviewing customer dilution rates (in relation to advance rate for funded customers)

  --Reviewing trend of number of calls passing through the IVR system for each customer (the IVR system automatically transfers calls from Avery's customer service department to our customer's customer service department if the customer has its own department)

  --Reviewing the trend of credits issued for all customers

  --Reviewing complaints from local exchange carriers and regulatory bodies before each funding

  --Reviewing "Pipeline Report" before each funding which shows the net amounts due from the local exchange carriers plus reserves less advances, if any

  --Placing customers on the "Watch List" if their credits are greater than 5% of their gross revenues for 1+ business or greater than 10% of their gross revenues for enhanced services

  --Requiring Avery chief financial officer approval for funding to customers on watch list and for any terms extended beyond normal terms

ADVANCE FUNDING PROGRAM INCOME AND EXPENSE

   Advance funding program income was $1,418,000 in 1998 compared with $832,000 in 1997. The period-to-period increase was primarily the result of financing a higher level of customer receivables under Avery's advance funding program. See "Advance Funding Program and Receivable Financing Facility" below.

   Advance funding program expense was $481,000 in 1998, compared with $567,000 in 1997. In addition to declining in gross dollars between 1997 and 1998, advance funding expense as a percentage of advance funding income dropped between the two years, as well. This decrease was primarily attributable to Avery financing more customer receivables with internally generated funds rather than with funds borrowed through Avery's revolving credit facility.

Depreciation and Amortization

   Depreciation and amortization expense was $579,000 in 1998 compared with $408,000 in 1997. The increase is due to the effects of capital expenditures in late 1997 and early 1998 partially offset by local exchange carrier contracts becoming fully amortized in 1997.

Operating Income (Loss) from Continuing Operations

   Operating losses for 1998 were $587,000, as compared to $197,000 for 1997. The increase results from significant operating expense leverage being more than offset by costs associated with terminated customers.

Other Income (Expense), Net

   Other income (expense), net decreased to $737,000 of net expense in 1998 from $1,305,000 of net expense in 1997. These amounts consist of interest expense and financing costs. Interest expense for 1998 was $628,000, as compared to $412,000 for 1997. The increase is primarily attributable to additional interest expense resulting from the increase in the line of credit. Financing costs were $114,000 in 1998 and $902,000 in 1997. Financing costs primarily consist of expenses recorded in conjunction with issuing warrants as additional consideration for loans and amortization of debt discount. The 1997 expense was warrant related, while the 1998 expense was attributable to amortization of debt discount and the write off of debt discount upon repayment of loans.

Income Taxes

   An income tax benefit has not been recorded for the years ended December 31, 1998 and 1997 since future profitability is not assured.

Results of Operations for the Six Months Ended June 30, 1999 and 1998

   The following table sets forth selected income statement lines in thousands of actual dollars. The statement of operations data is derived from Avery's unaudited financial statements for the six month periods ended June 30, 1999 and 1998.

Statement of Operations Data:

                                                                  June 30,
                                                                 1998    1999
                                                                ------  ------
                                                                     (in
                                                                 thousands)
Operating revenues............................................. $9,599  $9,728
Cost of revenues...............................................  7,079   7,113
                                                                ------  ------
Gross profit...................................................  2,520   2,615
Operating expenses (excluding DD&A)............................  1,662   2,232
Advance funding program income.................................   (688)   (302)
Advance funding program expense................................    240      45
Depreciation and amortization (DD&A)...........................    245     433
                                                                ------  ------
Operating income (loss)........................................  1,061     207
Other income (expense), net....................................   (325)   (536)
                                                                ------  ------
Net income (loss).............................................. $  736  $ (329)
                                                                ======  ======

Operating Revenues

   Revenues for the six months ended June 30, 1999 increased by $129,000, or 1.3%, as compared to the six months ended June 30,1998. The increase is directly attributable to the higher volume of call records processed in the first half of 1999 compared to the first half of 1998. Toll records processed in the first six months of 1999 increased by 41.6 million records, or 86.8%, to
89.5 million from 47.9 million for the six months ended June 30, 1998. This significant volume increase did not produce a proportional increase in revenues due to an offsetting reduction in the revenue per record. Avery has eliminated its questionable customers, which had high revenues per record, and only customers with solid, industry-proven marketing programs remain. However, these larger customers receive quantity discounts generating lower revenue per record.

Cost of Revenues

   Gross profit margin of 26.9% was achieved in the six months ended June 30, 1999, as compared to 26.3% for the same period in 1998. The improvement resulted from the decrease in local exchange carrier billing costs, offset by an increase in customer service costs as a percentage of sales. Management currently believes that its gross profit margin could decrease in subsequent periods as larger volume customers are added and as current customers continue to mature and advance up the quantity discount price list. However, the potential gross profit margin decrease will be fueled by large increases in volume which will tend to offset the effects of higher quantity discounts.

Operating Expenses

   Operating expenses for the six months ended June 30, 1999 increased by $570,000, or 42.8%, over the comparable period ended June 30, 1998. The increase is due to non-recurring costs of $415,000 associated with a warrant repurchase and SEC registration, additional salaries and associated costs in the corporate office and to a lesser extent compensation and other costs at HBS.

Advance Funding Program Income and Expense

   Advance funding program income declined by $386,000, or 56.1%, for the six-month period ended June 30, 1999, as compared to the same period the prior year. This decline was primarily the result of financing a lower level of customer receivables stemming from the reduced customer base at HBS.

   Advance funding program expense declined by $195,000, or 81.3%, for the six-month period ended June 30, 1999, as compared to the same period the prior year. This decrease is primarily attributed to lower levels of customer receivables being funded and a higher use of internally generated funds as opposed to funds borrowed through HBS's revolving credit facility.

Depreciation and Amortization

   Depreciation and amortization expense was $433,000 in the first six months of 1999, as compared to $245,000 in the same period in 1998. The increase is due to capital expenditures in the last three quarters of 1998 and the first half of 1999.

Income (Loss) from Operations

   Operating income declined from $1,061,000 for the six months ended June 30, 1998, to a loss of $206,000 for the six months ended June 30, 1999. This $854,000 decline is due primarily to $415,000 of non-recurring costs, higher corporate costs, and lower levels of advance funding income offset by improved gross margins in the billing department of HBS.

Other Income (Expense), Net

   Net other expense increased by $211,000 in the six months ended June 30, 1999, as compared to the six months ended June 30, 1998. This increase is primarily related to financing costs associated with the purchase of warrants from a related party. There was no such activity in the first half of 1998.

Income Taxes

   An income tax benefit has not been recorded for the first half of 1999 since future profitability is not assured. No income tax provision was recorded for the first six months of 1998 since the taxable income was offset by a net operating loss carryforward.

Liquidity

   Avery's cash balance increased to $2,506,000 at June 30, 1999 from $99,000 at June 30, 1998. Large fluctuations in daily cash balances are normal due to the large amount of customer receivables that HBS collects for its customers. Avery's working capital position at June 30, 1999, was a negative $6,900,000 compared to a $2,800,000 deficit at June 30, 1998. Holdback reserves of $10,000,000 at June 30, 1999 and $8,000,000 at June 30, 1998 were classified as current liabilities. These reserves represent cash withheld from customers to satisfy future obligations for HBS's customers. The obligations consist of local exchange carrier billing fees, bad debts and sales and excise taxes. As HBS bills for its customers, these obligations are continually incurred and paid. As volume increases, the amount of the obligations on the balance sheet on average will increase. While proper accounting treatment dictates classifying these amounts as current liabilities, a significant permanent payment of these liabilities will not be required unless HBS experiences a significant permanent decline in volume. Management expects these reserves to increase in step with higher volume in the future.

   Net cash provided by operating activities, excluding discontinued operations, was $8,300,000 for the first half of 1999, as compared to a use of cash of $2,000,000 for the first half of 1998. The 1999 figure stems from reduced advance payment receivables and an increase in deposits and other payables resulting from timing and the 86.8% increase in volume between years. Advance payment receivables declined $5,900,000 in the first half of 1999 from $11,900,000 to $6,000,000. One customer, which maintained advance payment receivable balances in the $3,000,000 to $3,500,000 range, accounted for over half of the decrease by obtaining an alternate source of financing. The remaining decrease was produced by customers that were terminated in late 1998 and early 1999. The 1998 figure resulted primarily from working capital requirements due to increased volume offset by net income plus non-cash expenses of $1,100,000.

   Avery's cash balance increased to $1,086,000 at December 31, 1998, from $988,000 at December 31, 1997. Avery's working capital position at December 31, 1998 was a negative $6,800,000 compared to a $2,600,000 deficit as of December 31, 1997. Holdback reserves of $9,900,000 at December 31, 1998, and $6,900,000 million at December 31, 1997 were classified as current liabilities. Net cash provided by operating activities, excluding discontinued operations, was $2,700,000 for calendar 1998, as compared to a $2,200,000 use of cash for 1997. The 1998 figure resulted primarily from non-cash expenses of $5,700,000, including $4,400,000 of bad debt expense. The 1997 figure is principally a result of the large increase in the amount of customers' receivables which were financed in 1997, offset by increases in deposits and other payables and trade and accrued payables.

   In March of 1997, Avery obtained a $7,500,000 revolving line of credit facility with a certain lender primarily to draw upon to advance funds to its billing customers prior to collection of the funds from the local telephone companies. This new credit facility terminates on March 25, 2000. Borrowings under the credit facility are limited to a portion of Avery's eligible receivables. Management believes that the capacity of the lender will be sufficient to fund advances to its billing customers for the foreseeable future and that the amount of the line will be increased as volume dictates. Effective March 20, 1998, the line was increased to

$10,000,000. The amounts borrowed by Avery under its credit facility were $35,000 at June 30, 1999, $5,800,000 at December 31, 1998, and $5,000,000 at
December 31, 1997. The amounts available under Avery's credit facility were $6,200,000 at June 30, 1999, $4,300,000 at December 31, 1998, and $2,500,000 at
December 31, 1997.

   Avery generated proceeds from the sale of common and preferred stock of $200,000 during 1998 and $1,800,000 during 1997. Avery also paid dividends of and redeemed preferred stock in amounts totaling $1,900,000 during 1998 and $800,000 during 1997.

   Capital expenditures amounted to $700,000 during 1998 and $300,000 during 1997. Expenditures for both periods relate primarily to the purchase of computer equipment and software and to a lesser extent furniture and fixtures. Management believes that Avery will be able to fund future capital expenditures with internally generated funds and borrowings, but there can be no assurance that such funds will be available or expended.

   Acquisition costs in the first six months of 1999 totaled $300,000. These costs are comprised of professional fees relating to the Primal acquisition and the Primal Billing Solutions transaction.

   Avery received $1,600,000 during 1998 in connection with the sale of BorderComm.

   Avery's operating cash requirements consist principally of working capital requirements, requirements under its advance funding program, scheduled payments of principal on its outstanding indebtedness and capital expenditures. Avery believes that cash flows generated from operations and periodic borrowings under its receivable financing facility will be sufficient to fund capital expenditures, advance funding requirements, working capital needs and debt repayment requirements for the foreseeable future.

Advance Funding Program and Receivable Financing Facility

   Since it generally takes 40 to 90 days to collect receivables from the local telephone companies, customers can significantly accelerate cash receipts by utilizing Avery's advance funding program. Avery offers participation in this program to qualifying customers. Under the terms of this program, Avery purchases the customer's accounts receivable for an amount equal to the face amount of the billing records submitted to the local telephone companies by Avery for billing and collection, less certain deductions. The purchase price is remitted by Avery to its customers in two payments.

   Within five days from receiving a customer's records, an initial payment is made to the customer based on a percentage of the value of the customer's call records submitted to the local telephone companies. This percentage is established by the advance payment agreement and generally ranges between 50% and 75%. Avery pays the remaining balance of the purchase price upon collection of funds from the local telephone companies. A portion of the funds used to make the advance payments may be borrowed under Avery's revolving line of credit facility. The amount borrowed by Avery under this credit facility to finance the advance funding program was $35,000 at June 30, 1999, $5,800,000 at December 31, 1998, and $5,000,000 at December 31, 1997.

   Service fees charged to customers by Avery are recorded as advance funding program income and are computed at a rate above the prime rate on the amount of advances outstanding to a customer during the period commencing from the date the initial payment is made until Avery recoups the full amount of the initial payment from local telephone companies. The rate charged to the customer by Avery is higher than the interest rate charged to Avery, in part to cover the administrative expenses incurred in providing this service. Borrowing costs related to the line of credit are based on the amount of borrowings outstanding during the period commencing from the date the funds are borrowed until the loan is repaid by Avery. Borrowing costs are recorded as advance funding program expense. The result of these financing activities is the generation of a net amount of advance funding program income that contributes to the net income of Avery.

   As part of the advance payment program, Avery contractually purchases the customer's accounts receivable upon which funds are advanced. Further, the customer may grant a first lien security interest in other customer accounts and assets and will take other action as may be required to perfect Avery's first lien security interest in such assets. Under the terms of the credit facility agreement, Avery is obligated to repay amounts borrowed whether or not the purchased accounts receivable are actually collected.

New Accounting Standards

   Management of Avery does not anticipate the adoption of any new standards recently issued by the Financial Accounting Standards Board will have a material impact on Avery's financial position or results of operations.

Year 2000 Contingency

   The Year 2000 problem refers to the limitations of the programming code in certain existing software programs to recognize date-sensitive information for the Year 2000 and beyond. Unless modified prior to December 31, 1999, such systems may not properly recognize such information and could generate erroneous data or cause a system to fail to operate properly.

   The operation of Avery's business is highly dependent on its computer software programs and operating systems. These programs and systems are used in several key areas of Avery's business, including information management services, third-party billing clearinghouse services, the advance funding program, direct billing services and financial reporting, as well as in various administrative functions. In providing information management, third-party billing clearinghouse and direct billing services, Avery processes telephone call records which are date sensitive.

   Avery is in the process of evaluating its programs and systems to identify potential Year 2000 readiness problems, as well as manual processes, external interfaces with customers and services supplied by vendors to coordinate Year 2000 compliance and conversion. Avery's software was developed internally and management believes that it is Year 2000 compliant, which means that it will be able to interpret dates beyond the year 1999. Avery plans to test its hardware during 1999 to determine whether it is Year 2000 compliant. In the event that these systems are not Year 2000 compliant, Avery will make appropriate upgrades or replacements. Avery believes that, with its existing software and any necessary hardware modifications, the Year 2000 problem will not pose a significant operational problem for Avery's information systems.

   However, because Avery's business relies on processing date-sensitive telephone call records supplied by third parties, it is possible that non-compliant third-party computer systems may not be able to provide accurate data for processing through Avery's computer systems. Avery's business, financial condition and results of operations could be materially adversely affected by the Year 2000 problem if it or unrelated parties fail to successfully address this issue. Management of Avery currently anticipates that the total expenses and capital expenditures associated with its Year 2000 readiness project, including personnel and other costs associated with modifying or replacing its programs and systems will not exceed $200,000. As of June 30, 1999, Avery has incurred approximately $75,000 in costs related to its Year 2000 readiness.

   Avery also plans to identify any non-information technology systems that may be vulnerable to the Year 2000 issue during 1999. Such systems include utility switches and meters, thermostats and alarms. Once the evaluation of these systems is complete, Avery will make necessary modifications or adjustments to achieve Year 2000 readiness. Management believes that the costs related to Year 2000 compliance for its non-information systems will not have a material adverse effect on its operations or financial condition.

   The cost of Year 2000 readiness and the expected completion dates are the best estimates of Avery management and are believed to be reasonably accurate. In the event Avery's plan to address the Year 2000 problem is not successfully or timely implemented, Avery may need to devote more resources to the process and additional costs may be incurred, which could have a material adverse effect on Avery's financial condition and results of operations. Problems encountered by Avery's vendors, customers and other third parties also may have a material adverse effect on Avery's financial condition and results of operations. Following the Year 2000 date change, in the event Avery determines that its programs and systems are not Year 2000 compliant, Avery will be unable to process date-sensitive telephone call records and thus be unable to provide most of its revenue-producing services, which will have a material adverse effect on Avery's financial condition and results of operations. Avery will also likely experience considerable delays in compiling information required for financial reporting and performing various administrative functions.

   Avery is currently developing a contingency plan for implementation in the event its programs and systems are not Year 2000 ready prior to December 31, 1999.

Obligations Under Employment Agreements

   Avery has employment agreements with its management requiring Avery to pay specified amounts as annual base salaries and certain bonuses. Current aggregate minimum annual cash compensation under the agreements is $680,000, which will be funded from working capital. Additional bonuses are at the sole discretion of Avery's Board of Directors. Avery is also required to maintain a profit sharing plan for the benefit of its employees. See "Management-- Executive Compensation" and "--Employment Agreements."

   In connection with the Primal acquisition, three principal Primal shareholders not presently affiliated with Avery will enter into employment agreements with Primal as the surviving corporation in the merger. Avery estimates that the minimum annual cash compensation under these agreements will be approximately $563,000, which will be funded from working capital.

                                    BUSINESS

General

   Avery is a telecommunications service company which, through its operating subsidiary Hold Billing Services, is engaged in billing and collection services for inter-exchange carriers and long-distance resellers.

Recent Transactions

   The Corsair Transaction. In February 1999, Corsair Communications, Inc. and its wholly owned subsidiary, Subscriber Computing, Inc., sold substantially all of the assets relating to Subscriber's Communication Resource Manager(TM) billing system and its switch mediation product, Intelligent Message Router, to Wireless Billing Systems, a wholly owned subsidiary of Primal Systems, Inc. that conducts its business using the name Primal Billing Solutions. As consideration for Primal Billing Solutions entering into the Corsair transaction, Corsair paid $1,000,000 cash to PBS. Corsair also agreed to loan Primal Billing Solutions the difference between the assets and liabilities acquired by Primal Billing Solutions, plus $200,000.00 cash. The terms of the note are 10% annual interest, five year amortization, and payment in full required in May 2001. In addition, Corsair agreed to allow Primal Billing Solutions to retain any cash collected from certain accounts receivable totaling $1.3 million up to a maximum of $1.0 million. Neither the amount collected nor the $1.3 million will be included in the note described above. Under the terms of the Corsair acquisition agreement, Avery guaranteed the obligations of Primal Billing Solutions. The Corsair transaction was entered into in contemplation of Avery's acquisition of Primal, discussed below.

   The Primal Acquisition. In March 1999, Avery entered into a merger agreement with Primal and the principal shareholders of Primal. Primal is a privately held software development corporation that designs, develops and supports an integrated suite of client/server and browser-based software solutions focusing on customer acquisition and retention in the telecommunications industry, primarily utilizing decision support software and Internet technologies. As part of this merger, Avery will acquire the billing system and switch mediation assets acquired by Primal Billing Solutions in the Corsair transaction. For more information regarding the business of Primal and its software products, see "Business--Primal Systems and Primal Billing Solutions."

   At the time of the merger, Avery will issue up to 4,000,000 shares of Avery's convertible preferred stock in exchange for all of the issued and outstanding shares of Primal. Of this amount, 2,000,000 shares will be held in escrow to satisfy the indemnification obligations of the principal shareholders of Primal under the merger agreement. Any shares not returned to Avery under these indemnification provisions will be released to Primal's shareholders based upon the operating performance of Primal from August 1, 1999, through July 31, 2000. The Primal shareholders may also receive up to a maximum 4,000,000 additional shares of Avery convertible preferred stock as additional consideration for the merger based on the operating performance of Primal from August 1, 1999, through July 31, 2000. The shares of convertible preferred stock issued by Avery will be convertible into Avery common stock on a one-for-one basis.

   The operating performance of Primal will be based upon Primal's unconsolidated revenues and actual operating losses during the period from August 1, 1999, through July 31, 2000. To receive the minimum additional shares under the merger agreement, Primal must have revenues during this period of at least $3,060,000. To receive the maximum number of shares under the merger agreement, Primal must have revenues during this period of at least $8,160,000. The number of shares are subject to reduction in each case if Primal's actual operating loss for such period exceeds the operating loss specified in the merger agreement for the applicable revenue amount.

   In addition, the principal shareholders of Primal will have the right during September and October 2000 to require Avery to repurchase up to 1,550,000 shares of Avery common stock issued upon the conversion of the Avery preferred stock received in the merger for the purchase price of $2.50 per share if Primal has gross revenues of at least $3,825,000 and its operating loss does not exceed $1,082,000 during the period beginning August 1, 1999, and ending July 31, 2000. Assuming that Mark J. Nielsen is still employed by Avery on August 15, 2000, the number of shares required to be repurchased will be reduced by the total number of shares received by Mr. Nielsen in the Primal merger. The minimum number of shares Mr. Nielsen could receive at such gross revenues and operating loss thresholds is 456,340 shares, which would reduce the repurchase obligation to 1,093,660 shares. The maximum number of shares Mr. Nielsen could receive is 1,215,600, which would reduce the repurchase obligation to 334,400 shares.

   At the time of the merger, Avery will also enter into employment agreements with the principals of Primal and will enter into an agreement to register the underlying shares of Avery common stock into which the Avery convertible preferred stock is convertible.

   Mark J. Nielsen, Avery's President and Chief Executive Officer, is the Chairman of the Board and a principal shareholder of Primal. You should read the section entitled "Certain Transactions" for a description of Mr. Nielsen's interests in the Primal transaction.

   The acquisition price and the other terms of the Primal transaction were determined through extensive arm's-length negotiations between representatives of Primal and Avery. The executive officers of Avery other than Mr. Nielsen were designated by Avery's board of directors to represent Avery in these negotiations. Avery's board of directors also instructed Mr. Nielsen not to participate in the negotiations for Avery, although he did represent his own interests as a principal shareholder of Primal. The acquisition price determination was based upon a multiple of Primal's estimated projected future revenues. To determine the appropriate multiple, Avery used the market value of comparable public companies divided by such companies' reported revenues.

   Avery anticipates that it will complete the acquisition of Primal during the fourth quarter of 1999. Avery has the right, in its sole and absolute discretion, to set the date of closing for such transaction at any time before April 1, 2000.

   In addition, Avery may, in its sole and absolute discretion, terminate the agreement at any time through December 14, 1999. If Avery elects to terminate the agreement, however, Avery has agreed to purchase from Primal shares of Primal's common stock such that, after giving effect to such purchase, Avery would own 20% of Primal's common stock on a fully diluted basis. The purchase price for this investment will be $2 million.

   Primal financial statements have not been included in this registration statement as management believes that the acquisition of Primal does not meet the requirements for inclusion. Such requirements include these conditions:

  . compare the purchase price to the total consolidated assets of Avery as of the end of its most recently completed fiscal year;

  . compare Avery's proportionate share of total assets (after intercompany eliminations) of Primal to the total consolidated assets of Avery as of the end of its most recently completed fiscal year; and

  . compare Avery's equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principals of Primal to such consolidated income of Avery for the most recently completed fiscal year.

   As of December 31, 1998, Avery had total consolidated assets of $20,737,84, and Primal had total assets of $600,449. For the year ended December 31, 1998, the consolidated loss from continuing operations before income taxes and extraordinary items for Avery was $1,323,478. For such year, Primal had income from continuing operations before extraordinary income taxes and extraordinary items of $61,606.

   Since the Primal acquisition has not yet occurred, and none of the above conditions exceeds 50%, Avery is not required to include the separate financial statements of Primal in this prospectus.

   It should be noted, however, that the most relevant comparison is whether the consideration paid for Primal exceeds 50% of Avery's consolidated assets as of Avery's most recently completed fiscal year, December 31, 1998. At December 31, 1998, Avery had total assets of $20,737,840. As noted above, the maximum total consideration in the Primal transaction is 8,000,000 shares of Avery's convertible preferred stock, the issuance of 6,000,000 shares of which is based upon Primal's meeting the operating performance thresholds described above in the twelve-month period beginning August 1, 1999. Based upon the current market price of Avery's common stock, which was $1.00 at August 25, 1999, the total value of the consideration in the Primal transaction would only be $8,000,000, which is $2,368,920 less than 50% of Avery's total assets, or $10,368,920, at December 31, 1998.

   Avery will file the audited financial statements of Primal and any pro forma information required with the SEC in a current report on Form 8-K within 75 days after the closing of the Primal transaction.

Hold Billing Services

 General

   Hold Billing Services, commonly known as HBS, is a third-party billing clearinghouse for the telecommunications industry. HBS's customers consist primarily of direct dial long distance telephone companies. HBS maintains billing arrangements with approximately 1,300 telephone companies that provide access lines to, and collect for services from, end-users of telecommunication services. HBS processes transaction records and collects the related end-user charges from these telephone companies for its customers.

   HBS's customers use HBS as a billing clearinghouse for processing records generated by their end-users. Although such carriers can bill end-users directly, HBS provides these carriers with a cost-effective means of billing and collecting residential and small commercial accounts.

   HBS acts as an aggregator of telephone call records and other transactions from various sources, and, due to its large volume, receives discounted billing costs from the telephone companies and can pass on these discounts to its customers. Additionally, HBS can provide its services to those long distance resellers that would otherwise not be able to make the investments necessary to meet the minimum fees, systems, infrastructure and volume commitments required to establish and maintain relationships with the telephone companies.

   HBS is obligated to pay minimum usage charges over the lifetime of most local exchange carrier billing contracts. Each contract has a minimum usage amount which relates to HBS's customers' sales volume to be processed through the local exchange carrier. The remaining minimum usage for significant contracts at December 31, 1998, totaled $7.3 million through 2003. As a frame of reference, customers' sales processed by HBS relating to all contracts in April 1999 were approximately $19.1 million. A portion of this amount applies to the minimum usage requirements. The billing and collection agreements do not provide for any penalties other than payment of the obligation should the usage levels not be met. HBS has met all such volume commitments in the past and anticipates exceeding the minimum usage volumes with all of these vendors.

   HBS also provides enhanced billing services for transactions related to providers of premium services or products that can be billed through the local telephone companies, such as Internet access, voice mail services, and other telecommunications charges.

 Industry Background

   Billing clearinghouses in the telecommunications industry developed out of the 1984 breakup of AT&T and the Bell System. In connection with the breakup, the local telephone companies that make up the regional Bell operating companies, Southern New England Telephone, Cincinnati Bell and GTE, were required to provide billing and collection services on a nondiscriminatory basis to all carriers that provided telecommunication services to their end-user customers. Due to both the cost of acquiring and the minimum charges associated with many of the local telephone company billing and collection agreements, only the largest long distance carriers, including AT&T, MCI and Sprint, could afford the option of billing directly through the local telephone companies. Several companies, including HBS, entered into these billing and collection agreements and became aggregators of telephone call records of third-tier long distance companies, thereby becoming "third-party clearinghouses." Today, HBS provides billing clearinghouse services to approximately 29 customers in the telecommunications industry.

   Third-party clearinghouses such as HBS process these telephone call records and other transactions and submit them to the local telephone companies for inclusion in their monthly bills to end-users. Generally, as the local telephone companies collect payments from end-users, they remit them to the third-party clearinghouses who, in turn, remit payments to their customers.

 Billing Clearinghouse Services

   In general, HBS performs billing clearinghouse services under billing and collection agreements with local telephone companies. HBS performs direct dial long distance billing, which is the billing of "1+" long distance telephone calls to individual residential customers and small commercial accounts. In addition, HBS performs enhanced billing clearinghouse services for other telecommunication services, such as Internet access, paging services, and voice mail services.

 Billing Process

   Local telephone company billing relates to billing for transactions that are included in the monthly local telephone bill of the end-user as opposed to a direct bill that the end-user would receive directly from the telecommunications or other services provider. HBS's customers submit telephone call record data in batches on a daily to monthly basis, but typically in weekly intervals. The data is submitted electronically. HBS, through its proprietary software, sets up an account receivable for each batch of call records that it processes and processes the record to determine its validity. HBS then submits the relevant billable telephone call records and other transactions to the appropriate local telephone company for billing and collection. HBS monitors and tracks each account receivable by customer and by batch throughout the billing and collection process. The local telephone companies then include the charges for these telephone call records and other transactions in their monthly local telephone bills, collect the payments and remit the collected funds to HBS for payment to its customers. The complete cycle can take up to 18 months from the time the records are submitted for billing until all bad debt reserves are "trued up" with actual bad debt experience. However, the billing and collection agreements provide for the local telephone companies to purchase the accounts receivable, with recourse, within a 42- to 90-day period. The payment cycle from the time call records are transmitted to the local telephone companies to the initial receipt of funds by HBS is, on average, approximately 50 days.

   HBS does not record an allowance for doubtful accounts for customer receivables but does accrue for end-user customer service refunds, holdback reserves and certain adjustments charged to HBS by the local telephone companies. HBS reviews the activity of its customer base to detect potential losses. If there is uncertainty with respect to an account in an amount which exceeds its holdback reserve, HBS can discontinue paying the customer in order to hold funds to cover future end-user customer service refunds, bad debt and unbillable adjustments. If a customer discontinues doing business with HBS and there are insufficient funds being held to cover future refunds and adjustments, HBS's only recourse is through legal action. An allowance for doubtful accounts is not necessary for trade receivables since these receivables are collected from the funds received from the local telephone company before remittance is made to the customer.

   HBS processes the tax records associated with each customer's submitted telephone call records and other transactions and files certain federal excise and state and local telecommunications-related tax returns covering such records and transactions for its customers. HBS currently submits state and local tax returns for its customers in over 500 taxing jurisdictions.

   HBS provides end-user customer service for billed telephone records. This service allows end-users to make inquiries regarding transactions for which they were billed directly to HBS's customer service call center. HBS's customer service telephone number is included in the local telephone company bill to the end-user, and HBS's customer service representatives are authorized to resolve end-user disputes regarding such transactions.

   HBS's operating revenues consist of a processing fee that is assessed to customers either as a fee charged for each telephone call record or other transaction processed, and a customer service inquiry fee that is assessed to customers as a fee charged for each billing inquiry made by end-users. Any fees charged to HBS by local telephone companies for billing and collection services are also included in revenues and are passed through to the customer.

   Through its advance funding program, HBS offers its customers the option to receive 50-75% of the value of their submitted call records within seven business days of the customer's submission of records to HBS. The customer pays interest to HBS for the period of time between the purchase of records by HBS and the time HBS settles with its customers for the subject records. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Advance Funding Program and Receivable Financing Facility."

 Operations

   HBS's billing clearinghouse services are highly automated through HBS's proprietary computer software. The staff required to provide HBS's billing clearinghouse and information management services is largely administrative and the number of employees is not directly volume sensitive. Most of the services offered by HBS are automated and electronic by nature and require a minimal amount of human intervention. All of HBS's customers submit their records to HBS using electronic transmission protocols directly into HBS's electronic bulletin board. These records are automatically accessed by HBS's proprietary software, processed, and submitted to the local telephone companies. Upon completion of the billing process, HBS provides reports relating to billable records and returns any unbillable records to its customers electronically through the bulletin board.

   HBS has made a significant investment in computer systems so that its customers' call records are processed and ready to be submitted to the local telephone companies in a timely manner, generally within 24 hours of receipt by HBS.

   HBS's contracts with its customers provide for the billing services required by the customer, specifying, among other things, the services to be provided and the cost and term of the services. Once the customer executes an agreement, HBS updates tables within each of the local telephone companies' billing systems to control the type of records processed, the products or services allowed by the local telephone companies, and the printing of the customer's name on the end-user's monthly bill. While these local telephone company tables are being updated, HBS's technical support staff tests the customer's records through its proprietary software to ensure that the records can be transmitted to the local telephone companies.

   HBS maintains a relatively small direct sales force and accomplishes most of its marketing efforts through active participation in telecommunications industry trade shows and advertising in trade journals and other industry publications.

 Customers

   HBS provides billing and information management services to the following categories of telecommunications services providers:

    . Inter-exchange Carriers or Long Distance Companies: Facilities-based carriers that possess their own telecommunications switching equipment and networks and that provide traditional land line direct dial telecommunications services. Charges for these calls are billed to the end-user by the local telephone company.

    . Switchless Resellers: Marketing organizations, affinity groups, and aggregator operations that buy direct dial long distance services in volume at wholesale rates from a facilities-based long distance company and sell it back to individual customers at market rates. These calls are billed to the end-user by the local telephone company.

    . Information Providers: Companies that provide various forms of information or voice mail services to subscribers. These services are typically billed to the end-user by the local telephone company based on a monthly recurring service fee.

   Other customers include suppliers of various forms of telecommunications equipment, Internet services and paging companies.

   HBS has two material customers which represented 31% and 27%, respectively, of total records processed in the first quarter of 1999.

 Competition

   HBS operates in a highly competitive segment of the telecommunications industry. Competition among the clearinghouses is based on the quality of information reporting, program flexibility, collection history, the speed of collections, the price of services and availability of an advanced funding program. Except for Billing Concepts Corp., all other third-party clearinghouses are either privately held or are part of a larger parent company. Management believes, based on publicly available independent industry research reports, that Billing Concepts is presently the largest participant in the third-party clearinghouse industry in the United States, followed by OAN Services, Inc. These competitors and other third-party clearinghouses have greater name recognition than HBS, and have, or have access to, substantially greater financial and personnel resources than those available to HBS.

   As a large user of local exchange carrier billing services, HBS enjoys favorable rates and passes the benefits of its buying power on to its customers. We believe that HBS enjoys a good reputation within the industry for the timeliness and accuracy of its collections and disbursements to customers.

   Several significant challenges face potential new entrants in the local telephone company billing services industry. The cost to acquire the necessary billing and collection agreements is significant, as is the cost to develop and implement the required systems for processing telephone call records and other transactions. Additionally, most billing and collection agreements require a user to make substantial monthly or annual volume commitments. Given these factors, the average cost of billing and collecting a record could hinder efforts to compete effectively on price until a new entrant could generate sufficient volume. The price charged by most local telephone companies for billing and collection services is based on volume commitments and actual volumes being processed.

   Since most customers in the billing clearinghouse industry are under contracts with a minimum term of at least one year, penetration of the existing market will be difficult. In addition, a new entrant must be financially sound and have system integrity because funds collected by the local telephone companies flow through the third-party clearinghouse, which then distributes the funds to the customer whose traffic is being billed.

 HBS's Business Strategy

   As the markets for HBS's services continue to develop and its target market continues to demand increasingly sophisticated billing clearinghouse services, we believe significant opportunities exist to continue the expansion of HBS's business base as new and existing customers seek to outsource these services. HBS's business strategy contains the following key elements:

   Expand existing customer base. HBS intends to market its services to providers of other telecommunications services and products. These providers are likely candidates not only for the core services of billing clearinghouse and information management, but also for the full package of services that includes customer service and advanced payment for receivables.

   Provide new and enhanced services. We believe that the market for expanded customer service offerings will grow in the near term because of the rapid development of new technologies and the continuing deregulation of the telecommunications industry.

   Maintain respect of communications providers. We believe HBS has developed the respect of communications providers. HBS's services include managing relations with the local telephone companies, developing automated reporting, providing cost-efficient customer service operations and offering cash flow alternatives through its advanced payment program. The combination of these service offerings has positioned HBS as a total solution for the management of a customer's billing and information management functions. HBS's services are currently utilized by approximately 29 customers, and we believe that HBS will maintain and expand its position of respect in the industry.

 Insurance

   Avery does not maintain errors and omissions insurance for the business conducted by HBS.

 Employees

   At March 31, 1999, HBS had 55 full-time employees, including two executive officers, three sales and marketing personnel, ten technical and operations personnel, eight accounting, administrative and support personnel, and 32 customer service representatives and related support personnel. HBS's employees are not represented by a union. HBS believes that its employee relations are good.

Avery's Business Strategy

   Our business strategy presently consists of the following:

   Acquire complementary customer management software/services providers. Avery will continue to evaluate opportunities to acquire customer management software companies and other telecommunications services providers that are complementary to and augment its existing operations.

   Acquire decision support software. We are evaluating opportunities in software designed to mine data from various operational support systems, including billing. This software, known as decision support software, has many and varied applications. It is particularly useful in enterprises which generate huge volumes of data, such as utilities, telecommunications, insurance companies and consumer products concerns. One of the uses of the software is to determine patterns in data which are then used to guide decisions concerning the data, hence the term decision support software. Initially this effort will be focused on the telecommunications and Internet industries for customer acquisition and retention, as well as other business intelligence. The applications will address needs in the fraud management, operations and marketing areas. Expansion to other industries is planned for the future.

   Expand offerings to serve Internet billing and customer care. We have efforts underway to move into electronic customer care and billing with a product set that will interface with multiple billing systems. The product set is expected to include Internet-based bill processing and payment, Internet-based point-of-sale for activations of new customers, and Internet self-service customer care.

Employees

   As of the date of this prospectus, Avery had 59 full-time employees. Avery's employees are not represented by a collective-bargaining agreement. We believe that we maintain good relations with our employees.

Properties

   HBS leases approximately 8,677 square feet of general and administrative office space in San Antonio, Texas. HBS's monthly rent is approximately $9,039. HBS's lease expires December 31, 2002.

                      DESCRIPTION OF THE PRIMAL COMPANIES

   Primal is a private software company that provides intelligent, client-server and web-enabled applications in a real-time environment to telecommunications and Internet carriers to manage their customer relationships. Primal's software products allow users to organize and analyze customer and usage data from multiple operational systems, such as billing, in order to reduce customer turnover, or churn, spend marketing dollars more effectively, and predict customer and business opportunities. Primal's Internet and e-commerce software products provide carriers with Internet customer care and service and billing capabilities.

   Primal Billing Solutions was formed in early 1999 to acquire the assets in the Corsair transaction. Primal Billing Solutions provides a convergent billing and customer care system to wireless carriers and integrated communications service providers worldwide, including such companies as British Telecom, MetroCall, and Hutchison Telecom.

   As a result of the Corsair transaction, Primal can now combine the direct billing capability of Primal Billing Solutions with Primal's decision support and Internet technologies, resulting in an enterprise-wide business intelligence offering for telecommunications carriers and Internet service providers, commonly referred to as ISPs.

   Direct billing vendors are finding tremendous pressure building from customers demanding customization of existing software that is ill-suited to the carrier customer's core billing software. The result is a frustrated customer base, delayed delivery schedules, and a loss of control by the billing vendor of its product development plan with ever-increasing maintenance and research and development costs.

   The Primal Outfront(TM) software operating with the carrier customer's core platform billing system can significantly reduce the maintenance demands and research and development on the carrier customer's core billing system, while simultaneously providing the carrier customer with greater responsiveness to competitive changes and direct control over its critical management information system needs. Outfront is an integrated suite of Internet-enabled intelligent decision support software applications that includes customer profiling, predictive modeling, and analysis and reporting tailored for the specific requirements of the telecommunications industry. Unlike traditional business intelligence applications, which rely on one-way data flow, Outfront features a closed-loop model that can "take action" against business data automatically gathered from other sources and measure its effectiveness. The application draws information from traditional business and operational systems, such as customer care and billing, and uses this data to generate real business intelligence about a carrier's customers and prospects. Outfront can also interface directly with an existing data warehouse or data mart. This permits organization and analysis of previously gathered data without additional costs of re-entering existing data.

   Turnkey and custom configurations are available for both Windows NT and UNIX. All major relational and decision support-specific databases can be supported, including Oracle, Sybase and Microsoft SQL.

   The Outfront product suite may be utilized for reducing customer churn, increasing marketing campaign effectiveness, blocking subscription fraud, or addressing various other major operational challenges facing telecommunications carriers and ISPs.

   "Wizards" are utilized in the Outfront product suite to provide "plain English" interfaces to the powerful analytical, segmentation and modeling capabilities of the product. This allows non-technical users in the carrier's marketing, finance and executive departments to gain real-time information and perform ad-hoc analyses without putting additional demands on scarce internal management information systems resources. Even more importantly, however, the information and analysis can automatically perform actions within various operational systems, such as prompting calls to customers or placing automatic messages or credits on a subscriber's next invoice. Most existing decision support or data mining software products merely provide hard-copy reports that must be reviewed and acted upon by the carrier customer's personnel before an end result can be achieved.

   The Primal Billing Solutions product lines include the Communications Resource ManagerTM, commonly known as CRM, and the Intelligent Message Router, commonly known as IMR, software products. CRM is a complete back office system for carriers and resellers that includes direct billing, customer service, accounts receivable and financial reporting, distribution channel management, inventory and collections. CRM currently supports paging, cellular, ISP and long-distance direct billing. CRM's modular design currently supports customers ranging from start-ups to nationwide carriers with over 5 million customers.

   IMR is a switch mediation product that connects to a multitude of different switch types. IMR collects all call traffic off a switch and routes it to various other systems, including the billing system, either in switch format or after reformatting the records. The same call records can be copied and routed to multiple systems. The IMR is available in both a DOS and UNIX version.

                                   MANAGEMENT

Directors and Executive Officers

   The following table sets forth certain information with respect to the directors and executive officers of Avery.

   Name        Age Position
   ----        --- --------
   Patrick J.
    Haynes,
    III         50 Director and Chairman of the Board
   Mark J.
    Nielsen     40 Director, President and Chief Executive Officer
   Scot M.
    McCormick   46 Director, Vice President, Chief Financial Officer and Secretary
   Norman M.
    Phipps      39 Director
   J. Alan
    Lindauer    60 Director
   Stephen L.
    Brown       61 Director and Vice Chairman of the Board
   Spencer L.
    Brown       33 Director
   Robert T.
    Isham,
    Jr.         47 Director

   Directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

   Patrick J. Haynes, III has served as a director and Chairman of the Board of Avery since November 1995. Mr. Haynes was elected President and Chief Executive Officer of Avery in July 1998, and served in such capacity until December 1, 1998. In 1992, Mr. Haynes founded and became President of American Communications Services, Inc., a start-up, fiber optic, competitive access provider telephone company. Mr. Haynes directed development of the strategic plan, put management in place and operated the company on a day-to-day basis for 18 months. He also advised and consulted in connection with the placement of $52 million in equity and $81 million in debt. American Communications is now a NASDAQ-listed company with a market capitalization in excess of $400 million. Mr. Haynes is the Senior Managing Director of the Thurston Group, Inc., a private merchant bank in Chicago. Mr. Haynes and Russell T. Stern, Jr. founded the Thurston Group in 1987. Previously, Mr. Haynes was associated with Merrill Lynch, Oppenheimer & Company, and Lehman Brothers as an investment banker.

   Mark J. Nielsen has served as President and Chief Executive Officer of Avery since December 1, 1998, and was elected as a director on December 15, 1998. From February 1998 until joining Avery, Mr. Nielsen served as the Chairman of Primal Systems, Inc., a private company engaged in providing software consulting and decision support systems to the telecommunications industry. From 1988 to 1997, Mr. Nielsen was President and Chief Executive Officer; and Chairman until 1998, of Subscriber Computing, Inc., a private company providing billing and customer care solutions to the telecommunications industry worldwide. During his tenure at Subscriber Computing, he completed a $15 million private placement, acquired another software company, and positioned the company for its ultimate sale to Corsair Communications, Inc. in 1998. Previously, Mr. Nielsen was Industry Director--Mobile Communications for Cincinnati Bell Information Systems and Director of Sales and Marketing for Cellular Business Systems, Inc. serving the billing and customer care needs of the telecommunications industry on a service bureau basis.

   Scot M. McCormick has served as Vice President, Chief Financial Officer and Assistant Secretary of Avery since July 1996. Mr. McCormick was elected as a director and to the office of Secretary in July 1998. Prior to becoming the Chief Financial Officer of Avery, Mr. McCormick was a consultant to Avery from 1995 through June 1996. From 1993 to 1995, Mr. McCormick served as Chief Financial Officer and Secretary of The Park Corporation in Barrington, Illinois. From 1990 to 1993, he served as Chief Financial and Administrative Officer and Secretary of Whitestar Graphics, Inc. From 1978 to 1990, Mr. McCormick was associated with the Crown organization in Chicago, including Controller of American Envelope Company from 1980 to 1990. From 1976 to 1978, Mr. McCormick worked for Coopers & Lybrand.

   Norman M. Phipps has served as a director of Avery since November 1995. Mr. Phipps is a director of LogiMetrics, Inc., a company primarily involved in the manufacture of infrastructure equipment for the wireless broadband telecommunications market. Mr. Phipps has served as the President and Chief Operating Officer of LogiMetrics since April 1997, and also as interim Chief Financial Officer since March 1998. From May 1996 to April 1997, Mr. Phipps served as Chairman of the Board and Acting President of LogiMetrics. Mr. Phipps has served as a principal of two private investment firms, Phipps, Teman & Company, L.L.C. (from January 1994 to December 1997) and CP Capital Partners (from January 1991 to December 1993).

   J. Alan Lindauer currently serves as President of Waterside Capital and has served as President of Waterside Management, Inc., a business consulting firm, since 1986. Mr. Lindauer has also served as a director of Commerce Bank of Virginia since 1986 and serves as chair of its Loan Committee, Norfolk Division, and a member of the Executive, Trust, Marketing, Compensation, and Mergers & Acquisition Committees. Mr. Lindauer served as director of Citizens Trust Bank from 1982 to 1985 as well as a member of its Trust and Loan Committees. Mr. Lindauer founded Minute-Man Fuels in 1963 and managed Minute-Man Fuels until 1985.

   Stephen L. Brown has served as Chairman of the Board of Directors and Chief Executive Officer of Franklin Capital Corporation since October 1986. Since June 1984, Mr. Brown has been Chairman of SLB & Co., Inc., a private investment firm. Mr. Brown is a director of Copley Financial Services Corporation and an advisor to Copley Fund, Inc., a mutual fund. Spencer L. Brown is Mr. Brown's son.

   Spencer L. Brown has been Senior Vice President of Franklin Capital since November 1995, Secretary of Franklin Capital since October 1994 and was Vice President of Franklin Capital from August 1994 to November 1995. From September 1993 to July 1994 Mr. Brown was an attorney with the firm of Wilson, Elser, Moskowitz, Edelman & Dicker, and from September 1991 to September 1993 he was an attorney with the firm of Weil, Gotshal & Manges LLP. Mr. Brown is the son of Mr. Stephen L. Brown, the Chairman and Chief Executive Officer of Franklin. Stephen L. Brown is Mr. Brown's father.

   Robert T. Isham, Jr. originally served as a director of Avery from November 1995 to March 1996, and then rejoined the Board in July 1998. Mr. Isham is currently a managing director of the Thurston Group, Inc., a private merchant bank based in Chicago. Previously, he ran his own commercial law practice in Chicago and, before that, he was a partner with the law firm of McDermott, Will & Emery.

SIGNIFICANT EMPLOYEES

   Harold D. ("Rick") Box is Vice President of Operations and Marketing of HBS. Mr. Box has been involved in the telecommunications industry since 1983 in areas such as paging, long distance and local exchange carrier clearing house services. He served as Director of Client Relations for HBS's major competitor, Zero Plus Dialing (a subsidiary of Billing Concepts, Inc.) from 1988 to 1993. He was a Vice President of Operations of Home Owners Long Distance Incorporated from 1993 to 1994 and a founding partner of HBS. Mr. Box holds a Bachelor's Degree in Business Administration from North Texas State University.

COMPENSATION OF DIRECTORS

   Each member of the Board receives a one-time warrant to purchase 75,000 shares of common stock at an exercise price determined by the Board at the time of issuance. The non-employee directors of Avery also receive $1,000 for each meeting attended, plus reimbursement of travel expenses.

EXECUTIVE COMPENSATION

   The following table summarizes certain information relating to the compensation paid or accrued by Avery for services rendered during the year ended December 31, 1998, to each person serving as its Chief Executive

Officer and each of Avery's other most highly paid executive officers whose total annual salary and bonus for the year ended December 31, 1998, exceeded $100,000.

                      Summary Executive Compensation Table

                                              Annual Compensation
                         -------------------------------------------------------------
                                                                        Long-Term
Name and Principal       Fiscal  Salary              Other Annual      Compensation
Position                  Year    ($)    Bonus ($) Compensation ($) Awards/Options (#)
------------------       ------ -------- --------- ---------------- ------------------
Patrick J. Haynes,        1998  $100,000  $    --      $30,000           420,000
 III(/1/)...............
 Chairman of the Board
Mark J. Nielsen(/2/)....  1998  $ 16,667  $    --      $    --           925,000
 President and Chief
  Executive Officer
Scot M. McCormick.......  1998  $122,667  $35,000      $    --                --
 Vice President, Chief
 Financial Officer
 and Secretary

--------
(/1/) Mr. Haynes served as the Chief Executive Officer of Avery through November
      30, 1998. "Other Annual Compensation" represents monthly automobile allowance and premiums on health and major medical insurance.
(/2/) Mr. Nielsen became the Chief Executive Officer of Avery on December 1,
      1998.

                     Option Grants in Last Fiscal Year

                               Indvidual Grants
-------------------------------------------------------------------------------
                          Number of    % of Total
                          Securities    Options
                          Underlying   Granted to
                           Options     Employees    Exercise or Base Expiration
Name                       Granted   in Fiscal Year   Price ($/Sh)      Date
----                      ---------- -------------- ---------------- ----------
Patrick J. Haynes, III...  420,000        27.8%          $3.00        6/30/08
Mark J. Neilsen..........  925,000        61.3%          $2.00        11/30/08

 Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                     Number of
                                                    Securities      Value of
                                                    Underlying     Unexercised
                                                    Unexercised   In-the-Money
                                                    Options at     Options at
                                                     FY-End(#)      FY-End($)

                Shares Acquired                    Exercisable/   Exercisable/
Name            on Exercise (#) Value Realized($)  Unexercisable  Unexercisable
----            --------------- -----------------  -------------  -------------
Patrick J.
 Haynes, III..        --               --         140,000/280,000      --
Mark J.
 Neilsen......        --               --         462,500/462,500      --

Employment Agreements

   Effective July 1, 1998, Mr. Haynes entered into an employment agreement with Avery. Under his employment agreement, Mr. Haynes will serve as Chairman of the Board, President and Chief Executive Officer, subject to the Board of Directors power to elect and remove officers of Avery. The employment agreement expires June 30, 2003. Mr. Haynes' initial base salary is $200,000 annually. In addition, Mr. Haynes is entitled to receive bonuses based on performance goals as established by the Board, to receive stock options, to participate in applicable incentive plans established by Avery, to participate in Avery's hospitalization and major medical plans, or, at his option, to be reimbursed for amounts paid by Mr. Haynes for comparable coverage, and to an automobile of his choice. Mr. Haynes also received a ten-year warrant to purchase 420,000 shares of common stock at $3.00 per share.

   Effective December 1, 1998, Mark J. Nielsen entered into an employment and noncompetition agreement with Avery. Under his employment agreement, Mr. Nielsen will serve as President and Chief Executive Officer, and will be elected Chairman of the Board by December 1, 1999, subject to the Board of Directors power to elect and remove officers of Avery. The employment agreement expires December 1, 1999, and will automatically be renewed for additional terms unless either party notifies the other prior to October of a given year that they do not wish to renew the agreement. Mr. Nielsen's initial base salary is $200,000 annually. In addition, Mr. Nielsen is entitled to receive an aggregate bonus of $100,000 during the first year of his employment ending on December 1, 1999, to participate in applicable incentive plans established by Avery, to participate in Avery's hospitalization and major medical plans, or, at his option, to be reimbursed for amounts paid by Mr. Nielsen for comparable coverage, and to receive such other bonuses as the Board may determine in its sole discretion. Mr. Nielsen also received a ten-year stock option to purchase 925,000 shares of Avery's common stock at $2.00 per share.

   Effective November 1, 1996, Harold D. Box entered into an employment and noncompetition agreement with HBS. Under his employment agreement, Mr. Box will serve as Vice President of Operations and Marketing of HBS, subject to the general partner's power to elect and remove officers of HBS. The employment agreement expires on December 31, 2000, and will automatically be renewed for additional terms of one year unless either party notifies the other prior to January of a given year that they do not wish to renew the employment agreement. Mr. Box is entitled to receive an annual salary of $100,000, subject to standard payroll deductions, and is entitled to receive the same benefits as HBS provides to other employees at comparable salaries and responsibilities to those of Mr. Box. In addition, Mr. Box is entitled to participate in HBS's profit sharing plan, entitled to receive up to 83,333 shares of common stock in each of calendar years 1998, 1999, 2000 and 2001 if HBS's pre-tax earnings equal or exceed certain specified targets for the respective preceding year, and to receive such other bonuses as the Board may determine in its sole discretion.

   The employment agreements with Mr. Nielsen and Mr. Box contain certain covenants by such employees not to compete with the business of Avery. A state court may determine not to enforce, or only partially enforce, these covenants.

Limitation of Liability and Indemnification

 Section 145 of the Delaware General Corporation Law

   Section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145(c) provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense.

   Section 145(d) provides that any indemnification under subsections (a) and
(b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

  . by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or

  . by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

  . if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

  .  by the stockholders.

   Section 145(e) provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

 Certificate of Incorporation

   The certificate of incorporation of Avery provides that a director of Avery shall not be liable to Avery or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves

  .  a breach of the director's duty of loyalty to Avery or its stockholders,

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  . liability for unlawful dividend payments or stock purchases or redemptions, or

  . a transaction from which the director derived an improper personal benefit.

   The certificate of incorporation of Avery provides that Avery shall indemnify all persons whom it may indemnify to the fullest extent permitted by law.

 Bylaws

   The bylaws of Avery generally make mandatory the provisions of Section 145 of the Delaware General Corporation Law discussed above, including the advancement of expenses reasonably incurred in defending a claim prior to its final resolution, and provide that Avery's directors and officers will at all times be indemnified to the maximum extent permitted by law.

 Indemnification Agreements

   Avery has entered into indemnification agreements with each of its directors and executive officers. These agreements provide the directors and executive officers of Avery with indemnification to the maximum extent permitted by law. These agreements also include provisions requiring advancement of expenses, establishing procedures and standards for resolving claims, and providing for indemnification following a change of control of Avery.

 D&O Insurance

   Avery has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of Avery, including liabilities arising under the Securities Act.

 SEC Policy on Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Avery pursuant to the foregoing provisions, or otherwise, Avery has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

   On December 23, 1996, Thurston Bridge Fund L.P. loaned $500,000 to Avery. The loan bore an interest rate of 10%. Thurston Bridge Fund also received a seven-year warrant to purchase 350,000 shares of common stock at an exercise price of $1.50 per share. The loan was secured by the equity interests in all of Avery's subsidiaries and the accounts that HBS purchases from its customers. The loan was paid in full with proceeds from the FINOVA financing.

   Patrick J. Haynes, III and Robert T. Isham, Jr. own a portion of the general and limited partnership interests of Thurston Bridge Fund.

   On December 23, 1996, Waterside Capital Corporation (then named Eastern Virginia Small Business Investment Corporation) loaned $350,000 to Avery. The loan bore an interest rate of 10%. Waterside Capital also received a seven-year warrant to purchase 245,000 shares of common stock at an exercise price of $1.50 per share. The loan was guaranteed by HBS and secured by the accounts that HBS purchases from its customers. The loan was paid in full with proceeds from the FINOVA financing.

   On January 14, 1997, Thurston Bridge Fund loaned $240,000 to HBS. The loan was guaranteed by Avery and bore interest at the rate of 14% per annum. Thurston Bridge Fund also received a four-year warrant to purchase 48,000 shares of common stock at an exercise price of $1.50 per share. The loan was due January 31, 1997, and was paid in full with proceeds from the FINOVA financing in March 1997. In conjunction with the extension of this loan to March 1997, an additional four-year warrant to purchase 86,000 shares of common stock at an exercise price of $1.50 per share was issued to Thurston Bridge Fund.

   In March 1997, Avery negotiated a financing which was not consummated. A condition of the financing was that a portion of the collateral securing existing loans be released. Thurston Bridge Fund received warrants to purchase 118,400 shares of common stock at an exercise price of $1.50 per share in consideration for the release of a portion of this collateral. Waterside Capital received a warrant to purchase 56,000 shares of common stock at an exercise price of $1.50 per share in consideration for the release of a portion of this collateral.

   On June 25, 1997, J. Alan Lindauer was elected to Avery's Board of Directors. Mr. Lindauer is the President and a director of Waterside Capital.

   On July 2, 1997, the exercise price of the Waterside Capital warrant to purchase 245,000 shares of common stock was reduced to $1.02 per share and the warrant was fully exercised.

   On May 30, 1997, Avery and Franklin Capital Corporation (then named The Franklin Holding Corporation (Delaware)) entered into an agreement whereby Franklin Capital made an investment of $2,500,000 in Avery. The investment partially consisted of a $1,000,000 loan, represented by a note with a maturity of three years that earns interest at the rate of 10.0% per annum. The first year's interest payment of $100,000 was made at the time the loan was made. As additional consideration for this loan, Avery issued to Franklin Capital warrants to purchase 666,666 shares of common stock at $1.50 per share. These warrants are immediately exercisable and expire five years from the date of issuance. The remainder of the $1,500,000 investment purchased 7.5 units. Each unit consisted of 133,333 shares of common stock and 200,000 shares of series d preferred stock. As a condition to Franklin Capital's making the investment, Messrs. Stephen L. Brown, Spencer L. Brown and John Greenbaum were appointed to Avery's six person Board of Directors. Franklin Capital was also entitled to a management fee equal to $150,000 per year if the series e preferred stock is automatically converted into common stock following a qualified public offering, as defined in the series e preferred stock certificate of designation, until May 30, 1999. In July 1998, Franklin Capital sold the note evidencing the $1,000,000 loan, all 1,500,000 shares of the series d preferred stock and 280,000 of the warrants to the Thurston Group, Inc.

   In addition, Haynes Interests LLC, an affiliate of Mr. Haynes, and Lawrence
I. Schneider each received $112,500 in cash for their efforts in arranging Franklin Capital's investment in Avery.

   On December 10, 1997, Waterside Capital loaned $350,000 to Avery. The loan bears interest at 12% per annum. The promissory note evidencing the loan is convertible at any time at the option of Waterside Capital into shares of Avery's common stock at the price of $1.25 per share. As additional consideration for making this loan, Avery granted a warrant to Waterside Capital to purchase 35,000 shares of Avery's common stock at an exercise price or $1.50 per share, and Avery agreed to grant additional warrants to Waterside Capital to purchase 35,000 shares of Avery's common stock on each annual anniversary that the note is outstanding. This loan is unsecured.

   In December 1998, Avery's Board of Directors authorized Avery to repurchase any or all of its outstanding warrants for a price of $1.00 per underlying share. In December 1998, Avery repurchased warrants held by Waveland, LLC to purchase 100,000 shares of common stock at an exercise price of $1.50 per share. On January 5, 1999, Avery repurchased warrants held by the Thurston Group to purchase 300,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 200,000 shares of common stock at $1.50 per share. On March 31, 1998, Avery repurchased warrants held by the Thurston Group to purchase 80,000 shares of common stock at an exercise price of $1.50 per share. On April 16, 1999, Avery repurchased warrants held by Thurston Interests, LLC to purchase 41,746 shares of common stock at an exercise price of $1.50 per share. Waveland, Thurston Group and Thurston Interests are affiliates of Mr. Haynes. Thurston Group and Thurston Interests are also affiliates of Mr. Isham.

   Mark J. Nielsen, Avery's President and Chief Executive Officer, is the Chairman of Primal Systems and owns approximately 16.04% of the Primal Systems common equity on a fully diluted basis. If, however, employees of Primal Systems do not exercise their existing Primal Systems stock options prior to the proposed merger, and Avery does not grant replacement options to those employees, Mr. Nielsen's interest in the transaction could be as high as 20.26%. This means that Mr. Nielsen could receive between 320,800 and 405,200 shares of Avery's convertible preferred stock that will be issued in the proposed merger. If the maximum number of shares that could be issued under the earn-out provisions of the merger agreement were issued, Mr. Nielsen could receive an additional 320,800 to 1,215,600 shares of Avery's convertible preferred stock. Mr. Nielsen therefore could receive a minimum of 320,800 shares and a maximum of 1,620,800 shares of Avery's convertible preferred stock to be issued in the proposed merger. Each share of Avery's convertible preferred stock to be issued in the proposed merger will initially be immediately convertible into shares of Avery's common stock on a one-for-one basis. Assuming Avery's proposed acquisition of Primal Systems were to be completed, Mr. Nielsen's beneficial ownership of Avery's common stock could increase from 8.6% to a minimum of 11.2% or a maximum of 20.6%.

   In contemplation of entering into an agreement for the acquisition of Primal Systems, Avery made a $100,000 working capital loan to Primal Systems on December 15, 1998. The loan is secured by a first lien on the accounts receivable of Primal Systems. On January 25, 1999, the working capital loan was increased to $180,000. This loan has been replaced with the loan described in the following paragraph.

   In contemplation of the Corsair transaction, on February 3, 1999, Avery agreed to loan Primal Systems up to $1,000,000 on a revolving credit basis in replacement of the then-outstanding $180,000 loan described above. This loan is secured by a pledge of all the stock of Primal Billing Solutions, the wholly owned subsidiary of Primal Systems that acquired the Corsair assets, and by a security interest in all of the accounts receivable and general intangibles, including all intellectual property of Primal Systems. In addition, representatives of Avery will constitute a majority of the members of the board of directors of Primal Billing Solutions. As of August 25, 1999, there were no funds loaned to Primal Solutions under this revolving credit facility.

     STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

   The table following sets forth information regarding the beneficial ownership of common stock for each person who is known by Avery to be the beneficial owner of more than five percent of Avery's voting securities, for each director and named executive officer of Avery, and all directors and executive officers of Avery as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated.

   All information is as of August 25, 1999. As of such date, 9,836,529 shares of common stock were outstanding. For purposes of this table, a person is deemed to be the "beneficial owner" of the number of shares of common stock that such person has the right to acquire within 60 days of the date of this prospectus through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

Name of Beneficial Owner  Number of Shares                               Percent of Class
------------------------  ----------------                               ----------------
Franklin Capital
 Corporation(/1/).......     1,733,338                                         17.0%
Waterside Capital
 Corporation(/2/).......       651,000                                          6.4%
Thurston Group,
 Inc.(/3/)..............     1,129,417(/4/)                                    10.5%
Waveland, LLC(/3/)......       566,286(/5/)                                     5.5%
Bank One, Texas,
 N.A.(/6/)..............     1,036,664(/7/)                                    10.5%
Russell T. Stern,
 Jr.(/3/) ..............     1,568,453(/8/)                                    14.3%
Patrick J. Haynes,
 III(/3/)...............     2,732,377(/9/)                                    24.4%
Mark J. Nielsen(/10/)...       925,000                                          8.6%
Scot M. McCormick.......        95,000                                          1.0%
Norman M. Phipps........        55,000                                          0.6%
J. Alan Lindauer(/2/)...       728,700(/11/)                                    7.4%
Stephen L. Brown(/1/)...     1,833,338(/12/)                                   17.8%
Spencer L. Brown(/1/)...     1,808,338(/12/)                                   17.6%
Robert T. Isham, Jr. ...       162,355                                          1.6%
All executive officers
 and directors as a
 group..................     8,340,108(/7/)(/8/)(/9/)(/11/)(/12/)              60.6%

--------

(1) The business address for this person is 450 Park Avenue, 10th Floor, New York, NY 10022.

(2) The business address for this person is 300 East Main Street, Suite 1380, Norfolk, VA 23510.

(3) The business address for this person is 190 South LaSalle Street, Suite 1710, Chicago, IL 60603.

(4) The ultimate beneficial owners of these shares are Patrick J. Haynes, III and Russell T. Stern, Jr.

(5) The ultimate beneficial owner of these shares is Patrick J. Haynes, III.


(6) The business address for this person is 8111 Preston Road, 2nd Floor, Dallas, TX 75225.

(7) All of these shares are held in escrow by Bank One, Texas, N.A., as escrow agent, for the benefit of the former owners of HBS. These shares are the subject of the earn-out agreements described under "Management--Employment Agreements." Mr. Haynes holds an irrevocable proxy for these shares.

(8) Includes 1,129,417 shares beneficially owned by Thurston Group, Inc.

(9) Includes 1,129,417 shares beneficially owned by Thurston Group, Inc., 566,286 shares beneficially owned by Waveland, LLC, and 1,036,664 shares of common stock beneficially owned by Bank One, Texas, N.A, for which Mr. Haynes holds an irrevocable proxy.

(10) The business address of this person is 18881 Von Karman, Suite 400, Irvine, California 92612. If Avery completes its acquisition of Primal Systems, Mr. Nielsen's beneficial ownership could increase to a minimum of 11.2% or a maximum of 20.6%.

(11) Includes 616,000 shares beneficially owned by Waterside Capital Corporation, of which Mr. Lindauer is the President.

(12) Includes 1,733,338 shares beneficially owned by Franklin Capital Corporation, of which Stephen L. Brown is Chairman of the Board and Chief Executive Officer and Spencer L. Brown is Senior Vice President.

                          DESCRIPTION OF CAPITAL STOCK

   Avery's amended articles of incorporation authorize 20,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of August 25, 1999, Avery had 9,836,529 shares of common stock issued and outstanding held by approximately 365 record holders. In addition, Avery has issued and outstanding 400,000 shares of series a convertible preferred stock, 390,000 shares of series b convertible preferred stock, 70,000 shares of series c convertible preferred stock, 1,500,000 shares of series d convertible preferred stock and 350,000 shares of series e convertible preferred stock.

Common Stock

   Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present at a stockholders' meeting is required for most actions to be taken by stockholders. Directors of Avery are elected by a plurality. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions.

   Holders of common stock are entitled to receive dividends if, as and when declared by Avery's board of directors out of funds legally available for dividends, subject to the dividend and liquidation rights of Avery's outstanding preferred stock and any other series of preferred stock that may be issued in the future and subject to any dividend restriction contained in any credit facility which Avery may enter into in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

Senior Preferred Stock

   The board of directors has designated 1,500,000 shares of preferred stock as the series d senior cumulative convertible redeemable preferred stock, all of which are issued and outstanding.

   The holders of the series d senior preferred stock are entitled to preferential quarterly dividends to the common stock payable at the rate of $.025 per share. Upon liquidation, dissolution or winding-up of Avery, holders of the series d senior preferred stock are each entitled to receive a liquidation distribution of $1.00, plus any unpaid accumulated dividends to date in preference to the holders of the common stock, but subject to liquidation preference of the series d senior preferred stock and any other senior preferred stock which may be designated in the future.

   Avery is obligated to offer to repurchase the series d senior preferred stock in the event Avery makes a disposition of HBS.

   At the option of the holders of the series d senior preferred stock, the series d senior preferred stock may be, or, upon the vote or written consent of the holders of at least two-thirds of the outstanding shares of the series d, or upon the closing of a firm commitment underwritten public offering registered under the Securities Act at a price of $5.00 or more per share and aggregate proceeds from such offering exceeding $7 million, the series d senior preferred stock, will be automatically, converted into common stock at a rate equal to .5 share of common stock per share. If the audited balance sheet of Avery at the ending of any fiscal year ending on or after December 31, 1997, indicates that the stockholders' equity of Avery is $7 million or more greater than the stockholders' equity as indicated on Avery's audited balance sheet on December 31, 1996, the series d senior preferred stock must be redeemed at its liquidation value plus any unpaid accumulated dividends to that date.

   The shares of series d senior preferred stock are entitled to one vote per share on all matters submitted to the holders of common stock and vote with the holders of common stock as a single class, except as otherwise required by law.

Junior Preferred Stock

   The board of directors has designated four other series of preferred stock that remain outstanding: series a junior convertible redeemable preferred stock, series b junior convertible redeemable preferred stock, series c junior convertible redeemable preferred stock and the series e junior convertible redeemable preferred stock. For convenience, the series a, series b, series c and series e will sometimes be referred to collectively as junior preferred stock.

   The board of directors has designated 800,000 shares of preferred stock to be series a, 1,050,000 shares of series b, 340,000 shares of series c and 350,000 shares of the series e.

   The holders of the junior preferred stock are entitled to preferential dividends to the common stock but subordinate to the series d senior preferred stock and any other senior preferred stock that may be designated in the future. Holders of the series a are entitled to quarterly dividends payable at the rate of $0.025 per share. Holders of the series b, series c and series e are entitled to quarterly dividends payable at the rate of $.03 per share.

   Upon liquidation, dissolution or winding-up of Avery, holders of the junior preferred stock are entitled to receive a liquidation distribution of $1.00 per share, plus any unpaid accumulated dividends to date in preference to the holders of the common stock, but subject to liquidation preference of the series d senior preferred stock and any other senior preferred stock which may be designated in the future.

   At the option of the holders of the junior preferred stock, the series a and the series c may be converted into common stock at a rate equal to .4 share of common stock per share and the series b and series e may be converted into common stock at a rate equal to one share of common stock per share. Upon the vote or written consent of the holders of at least two-thirds of the outstanding shares of the respective series, or upon the closing of a firm commitment underwritten public offering registered under the Securities Act at a price of $5.00 or more per share and aggregate proceeds from such offering exceeding $7 million, the series of junior preferred stock will be automatically converted into common stock at the ratios set forth above.

   If the audited balance sheet of Avery at the ending of any fiscal year ending on or after December 31, 1997 indicates that the stockholders' equity of Avery is $7 million or more greater than the stockholders' equity as indicated on Avery's audited balance sheet on December 31, 1996, the junior preferred stock is to be redeemed at its liquidation value plus any unpaid accumulated dividends to that date.

   The shares of the junior preferred stock do not have any voting rights, except as otherwise required by law.

Future Issuances of Preferred Stock

   Except for the shares of convertible preferred stock to be issued in connection with the Primal acquisition, Avery has no present intention to issue any additional shares of preferred stock.

                               LEGAL PROCEEDINGS

   Federal Trade Commission v. HOLD Billing Services, Ltd., et al., Civil Action No. SA-988-CA-0629-FB, pending in the U.S. District Court for the Western District of Texas in San Antonio, Texas. In July of 1998, HBS and Avery were named in a complaint for injunctive relief filed by the Federal Trade Commission against Veterans of America Association and certain of its officers. Also named was Thomas M. Lyons, former President of HBS. The suit alleged that Veterans of America Association had caused unauthorized charges to appear on end-users' bills based on deceptive marketing programs and seeks relief against HBS, Avery and Mr. Lyons in connection with the billing and collection of those charges. Several months prior to the filing of the suit, HBS terminated its contract with Veterans of America Association based on suspicion of the same alleged by the FTC in its suit. Since termination, HBS has voluntarily paid out approximately twice the revenue it took in from this account in order to reimburse end-users for credits due and owing. Attorneys for HBS, Avery and Mr. Lyons met with the FTC immediately after suit was filed and offered full cooperation in its investigation. Without admitting any liability or complicity in the alleged activities of its former customer, HBS, Avery and Mr. Lyons agreed to a stipulated preliminary injunction with terms consistent with existing HBS guidelines as revised before suit was filed. The suit also seeks monetary fines and/or reimbursement to end-users from all parties jointly and severally. No trial date has been set by the court, and while denying liability, HBS has offered to cooperate with the FTC in developing new standards for the industry designed to better protect end-users.

   Florence Hayes, et al., v. Discount Telecom, Inc., HOLD Billing Services, Ltd., et al., Civil Action No. SUCV98-03756E, pending in the Massachusetts Superior Court, Suffolk County, was not certified as a class action. Accordingly, if, in the unlikely event HBS were adjudged liable for any damages in this matter, such judgment would not be material. As a result of not being certified as a class action, the case is also dormant.

   From time to time Avery is party to what it believes is routine litigation and proceedings that may be considered as part of the ordinary course of its business. Currently, Avery is not aware of any current or pending litigation or proceedings that would have a material adverse effect on Avery's business, results of operations or financial condition.

                             CHANGES IN ACCOUNTANTS

   On June 11, 1999, PricewaterhouseCoopers LLP was dismissed as Avery's auditors, and King Griffin & Adamson P.C. was engaged on June 11, 1999, to audit the financial statements of Avery for fiscal year ended December 31, 1998. Avery's board of directors unanimously resolved to reappoint King Griffin & Adamson P.C. as Avery's independent accountants for the fiscal year ended December 31, 1998. King Griffin & Adamson P.C. had served as Avery's independent accountants since 1995 and was dismissed on February 10, 1999. PricewaterhouseCoopers LLP was engaged on February 10, 1999.

   PricewaterhouseCoopers LLP has not issued any reports on Avery's financial statements.

   Through the date of their dismissal, June 11, 1999, there were no disagreements with PricewaterhouseCoopers LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

   Avery has requested that PricewaterhouseCoopers LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements in the immediately preceding two paragraphs. A copy of such letter is attached as Exhibit 16.1 to this Form SB-2.

                    WHERE YOU CAN FIND MORE INFORMATION

   Prior to the date of this prospectus, we were not required to file any reports with the Securities and Exchange Commission. After the date of this prospectus, however, we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, our complete registration statement with all exhibits is filed with the SEC.

   You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

   Please note that our registration statement, of which this prospectus is only a part, contains additional information about us. In addition, our registration statement includes numerous exhibits containing information about us. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                                    EXPERTS

   The audited financial statements of Avery included in this prospectus, to the extent and for the periods indicated in their report, have been prepared by King Griffin & Adamson P.C., independent accountants, for the years ended December 31, 1997 and 1998, and are included in this prospectus in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                           AVERY COMMUNICATIONS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Certified Public Accountants........................ F-1

Financial Statements:

  Consolidated Balance Sheets at December 31, 1997, 1998 and March 31,
   1999 (unaudited)....................................................... F-2

  Consolidated Statements of Operations for the years ended December 31,
   1997 and 1998 and the three months ended March 31, 1998 (unaudited) and
   1999 (unaudited)....................................................... F-3

  Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1997 and 1998 and the three months ended March 31,
   1998 (unaudited) and 1999 (unaudited).................................. F-4

  Consolidated Statements of Cash Flows for the years ended December 31,
   1997 and 1998 and the three months ended March 31, 1998 (unaudited) and
   1999 (unaudited)....................................................... F-5

  Notes to Consolidated Financial Statements.............................. F-6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and
 Stockholders of Avery
 Communications, Inc.

   We have audited the accompanying consolidated balance sheets of Avery Communications, Inc., and subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avery Communications, Inc. and subsidiaries as of December 31, 1997 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          King Griffin & Adamson P.C.

July 16, 1999
Dallas, Texas

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                 December 31,          June 30,
                                               1997         1998         1999
                                            -----------  -----------  -----------
                                                                      (unaudited)
                  ASSETS
Current assets:
 Cash and cash equivalents................  $   988,020  $ 1,086,473  $ 2,506,415
 Trade accounts receivable................      790,061    1,090,672    1,840,902
 Advance payment receivables..............   13,545,346   11,893,146    5,983,881
 Other receivables, net of allowance for
  doubtful accounts of $50,000, $235,000
  and $235,000 (unaudited) at December 31,
  1997, 1998 and June 30, 1999,
  respectively............................      214,515      486,596      325,416
 Net current assets of discontinued
  operations..............................      668,395          --           --
 Other....................................       51,665       11,981      123,162
                                            -----------  -----------  -----------
 Total current assets.....................   16,258,002   14,568,868   10,779,776
                                            -----------  -----------  -----------
Property and equipment:
 Furniture, fixtures and equipment........      541,376    1,224,430    1,339,778
 Accumulated depreciation and
  amortization............................      (95,092)    (249,217)    (381,656)
                                            -----------  -----------  -----------
 Total equipment, net.....................      446,284      975,213      958,122
                                            -----------  -----------  -----------
Other assets:
 Goodwill, net............................    3,216,455    2,993,539    2,846,418
 Purchased contracts, net.................      104,838       35,092       59,235
 Capitalized acquisition costs............          --           --       278,078
 Net long-term assets of discontinued
  operations..............................    1,882,906          --           --
 Deposits.................................      547,969    1,570,278      840,219
 Other....................................      277,451      594,850      455,899
                                            -----------  -----------  -----------
 Total other assets.......................    6,029,619    5,193,759    4,479,849
                                            -----------  -----------  -----------
 Total assets.............................  $22,733,905  $20,737,840  $16,217,747
                                            ===========  ===========  ===========
   LIABILITIES AND STOCKHOLDERS' EQUITY
                 (DEFICIT)
Current liabilities:
 Line of credit...........................  $ 5,013,859  $ 5,766,832  $    35,364
 Current portion of notes payable
  (including $773,544 to related parties
  at December 31, 1997 and $160,000 at
  June 30, 1999)..........................      859,461        6,667      166,667
 Trade accounts payable (including
  $82,430, $16,578 and $0 (unaudited) to
  related parties at December 31, 1997,
  1998 and June 30, 1999, respectively)...    4,691,095    3,891,070    3,943,858
 Accrued liabilities......................    1,131,459    2,066,035    2,643,087
 Deposits and other payables..............    6,856,424    9,852,399   10,887,801
 Other....................................      200,000          --           --
                                            -----------  -----------  -----------
 Total current liabilities................   18,752,298   21,583,003   17,676,777
                                            -----------  -----------  -----------
Long-term liabilities:
 Long-term portion of notes payables
  (including $979,275, $316,915 and
  $321,055 (unaudited) to related parties
  at December 31, 1997, 1998 and June 30,
  1999, respectively).....................      979,275      316,915      321,055
                                            -----------  -----------  -----------
Commitments and contingencies (Notes 8, 9
 and 14)

Stockholders' equity (deficit):
 Preferred stock (20,000,000 authorized):
 HBS Series; cumulative, $0.01 par value,
  5,000,000 shares authorized, 600,000
  shares issued and outstanding at
  December 31, 1997 (liquidation
  preference of $600,000).................        6,000          --           --
 HBS Exchange Series; $0.01 par
  value,940,000 shares authorized, 640,000
  shares issued and outstanding at
  December 31, 1997 (liquidation
  preference of $640,000).................        6,400          --           --
 Series A; $0.01 par value, 800,000 shares
  authorized, 700,000, 400,000 and 400,000
  (unaudited) shares issued and
  outstanding at December 31, 1997, 1998
  and June 30, 1999, respectively
  (liquidation preference of $700,000,
  $400,000 and $400,000 at December 31,
  1997, 1998 and June 30, 1999,
  respectively)...........................        7,000        4,000        4,000
 Series B; $0.01 par value, 1,050,000
  shares authorized, 500,000, 390,000 and
  390,000 shares issued and outstanding at
  December 31, 1997, 1998 and June 30,
  1999, respectively (liquidation
  preference of 500,000, 390,000 and
  390,000 at December 31, 1997, 1998 and
  June 30, 1999, respectively)............        5,000        3,900        3,900
 Series C; $0.01 par value, 340,000 shares
  authorized, 276,667, 70,000 and 70,000
  shares issued and outstanding at
  December 31, 1997, 1998 and June 30,
  1999, respectively (liquidation
  preference of 276,667, 70,000 and 70,000
  at December 31, 1997, 1998 and June 30,
  1999, respectively).....................        2,767          700          700
 Series D; $0.01 par value, 1,500,000
  authorized, issued and outstanding at
  December 31, 1997, 1998 and June 30,
  1999 (liquidation preference of
  $1,500,000).............................       15,000       15,000       15,000
 Series E; $0.01 par value, 350,000
  authorized, issued and outstanding at
  December 31, 1997, 1998 and June 30,
  1999 (liquidation preference of
  $350,000)...............................        3,500        3,500        3,500
 Common stock, $0.01 par value, 20,000,000
  shares authorized, 8,640,893, 9,803,949
  and 9,803,949 shares issued and
  outstanding at December 31, 1997, 1998
  and June 30, 1999, respectively.........       86,410       98,040       98,040
 Additional paid-in capital...............    9,882,156    8,417,991    8,165,091
 Accumulated deficit......................   (6,515,364)  (7,838,842)  (8,168,315)
 Treasury stock, 550,000,1,130,250 and
  1,150,250 shares at December 31, 1997,
  1998 and June 30, 1999, respectively, at
  cost....................................     (496,537)  (1,866,367)  (1,902,001)
                                            -----------  -----------  -----------
  Total stockholders' equity (deficit)....    3,002,332   (1,162,078)  (1,780,085)
                                            -----------  -----------  -----------
  Total liabilities and stockholders'
   equity (deficit).......................  $22,733,905  $20,737,840  $16,217,747
                                            ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                   Year ended             Six Months ended
                                  December 31,                June 30,
                             ------------------------  -----------------------
                                1997         1998         1998         1999
                             -----------  -----------  -----------  ----------
                                                            (unaudited)
Revenues.................... $11,643,263  $19,633,576  $ 9,598,898  $9,728,254
Cost of revenues............   8,592,217   13,043,784    7,079,099   7,112,800
                             -----------  -----------  -----------  ----------
    Gross profit............   3,051,046    6,589,792    2,519,799   2,615,454
Operating expenses..........   3,512,754    3,842,001    1,906,525   2,665,374
Charge in connection with
 terminated customers.......         --     4,271,394          --          --
Advance funding program
 income.....................    (832,248)  (1,417,528)    (688,311)   (301,593)
Advance funding program
 costs......................     566,859      480,817      240,494      45,526
                             -----------  -----------  -----------  ----------
    Operating income
     (loss).................    (196,319)    (586,892)   1,061,091     206,147
Other income (expense):
  Interest expense..........    (412,145)    (627,736)    (236,687)   (240,428)
  Financing fees and debt
   issuance costs...........    (902,350)    (113,785)     (91,000)   (321,736)
  Other, net................       9,046        4,935        2,291      26,544
                             -----------  -----------  -----------  ----------
    Total other expense.....  (1,305,449)    (736,586)    (325,396)   (535,620)
                             -----------  -----------  -----------  ----------
Net loss from continuing
 operations.................  (1,501,768)  (1,323,478)     735,695    (329,473)
Discontinued operations:
  Net earnings from
   discontinued operations,
   net of income taxes of
   $0.......................     163,744          --           --          --
  Net loss on disposal, net
   of income taxes of $0....    (142,181)         --           --          --
                             -----------  -----------  -----------  ----------
    Net income (loss)....... $(1,480,205) $(1,323,478) $   735,695  $ (329,473)
                             ===========  ===========  ===========  ==========
Per share data
Basic loss per share:
  Continuing operations..... $     (0.28) $     (0.19) $       .06  $     (.05)
  Discontinued operations:
    Earnings from
     operations.............        0.02          --           --          --
    Estimated loss on
     disposal...............       (0.02)         --           --          --
                             -----------  -----------  -----------  ----------
Net loss.................... $     (0.28) $     (0.19) $       .06  $     (.05)
                             ===========  ===========  ===========  ==========
Diluted loss per share:
  Continuing operations..... $     (0.28) $     (0.19) $       .05  $    (.05)
  Discontinued operations
    Earnings from
     operations.............        0.02          --           --          --
    Estimated loss on
     disposal...............       (0.02)         --           --          --
                             -----------  -----------  -----------  ----------
Net loss.................... $     (0.28) $     (0.19) $       .05  $    (.05)
                             ===========  ===========  ===========  ==========
Weighted average number of
 common shares:
  Basic common shares.......   7,268,338    8,541,575    9,258,044   9,803,949
                             ===========  ===========  ===========  ==========
  Diluted common shares.....   7,268,338    8,541,575   10,613,065   9,803,949
                             ===========  ===========  ===========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                          Preferred Stock      Common Stock    Additional     Treasury Stock
                         ------------------  -----------------  Paid-in    ---------------------  Accumulated
                          Shares    Amount    Shares   Amount   Capital     Shares     Amount       Deficit       Total
                         ---------  -------  --------- ------- ----------  --------- -----------  -----------  -----------
Balance at December 31,
1996...................  3,246,667  $32,467  6,350,769 $63,507 $6,731,159    550,000 $  (496,537) $(5,035,159) $ 1,295,437
Issuance of Units
(Units include common
stock and Series D
preferred stock).......  1,500,000   15,000    999,997  10,000  1,263,217                                        1,288,217
Issuance of Units
(Units include common
stock and HBS Series
preferred stock).......    250,000    2,500    166,666   1,667    245,833                                          250,000
Issuance of shares for
cash in connection with
warrants exercised.....                        257,261   2,573    248,623                                          251,196
Issuance of shares in
connection with
settlements of accounts
payable................                         73,380     734    171,343                                          172,077
Partial redemption of
HBS 1996 series........   (640,000)  (6,400)                     (633,600)                                        (640,000)
Payment of preferred
stock dividend.........                                          (132,929)                                        (132,929)
Issuance of HBS escrow
shares--earn out ......                        470,000   4,700     (4,700)
Financing fees in
connection with
issuance of warrants...                                         1,117,585                                        1,117,585
Interest paid through
issuance of common
stock..................                        156,154   1,562    154,592                                          156,154
Issuance and/or release
of HBS escrow shares...                        166,666   1,667    513,133                                          514,800
Issuance of preferred
stock for
extinguishment of
debt...................    210,000    2,100                       207,900                                          210,000
Net loss...............                                                                            (1,480,205)  (1,480,205)
                         ---------  -------  --------- ------- ----------  --------- -----------  -----------  -----------
Balance at December 31,
1997...................  4,566,667   45,667  8,640,893  86,410  9,882,156    550,000    (496,537)  (6,515,364)   3,002,332
Issuance of shares for
cash in connection with
exercise of warrants...        --       --     198,705   1,986    224,820        --          --           --       226,806
Issuance of shares in
connection with
exercise of cashless
warrants...............        --       --     196,502   1,965     (1,965)       --          --           --           --
Accounts payable paid
through issuance of
common shares..........        --       --      43,184     432     58,946        --          --           --        59,378
Issuance of HBS escrow
shares--employment
agreements.............        --       --     499,998   5,000     (5,000)       --          --           --           --
Redemption of HBS
Exchange Series........   (640,000)  (6,400)       --      --    (633,600)       --          --           --      (640,000)
Partial redemption of
HBS Series.............   (400,000)  (4,000)       --      --    (396,000)       --          --           --      (400,000)
Partial conversion of
HBS Series.............   (200,000)  (2,000)   100,000   1,000      1,000        --          --           --           --
Partial redemption of
Series A...............   (300,000)  (3,000)       --      --    (297,000)       --          --           --      (300,000)
Partial conversion of
Series B...............   (110,000)  (1,100)   110,000   1,100        --         --          --           --           --
Partial redemption of
Series C...............   (200,000)  (2,000)       --      --    (118,000)       --          --           --      (120,000)
Partial conversion of
Series C...............     (6,667)     (67)     2,667      27         40        --          --           --           --
Issuance of common
stock in exchange for
debt...................        --       --      12,000     120     29,880        --          --           --        30,000
Common shares received
into treasury in
connection with sale of
Bordercom and related
company................        --       --         --      --         --     419,000    (900,000)         --      (900,000)
Purchase of common
shares for the
treasury...............        --       --         --      --         --     161,250    (469,830)         --      (469,830)
Issuance of
compensatory stock
warrants...............        --       --         --      --     118,590        --          --           --       118,590
Payment of preferred
stock dividend.........        --       --         --      --    (445,876)       --          --           --      (445,876)
Net loss...............        --       --         --      --         --         --          --    (1,323,478)  (1,323,478)
                         ---------  -------  --------- ------- ----------  --------- -----------  -----------  -----------
Balance at December 31,
1998...................  2,710,000   27,100  9,803,949  98,040 8,417,991   1,130,250  (1,866,367) $(7,838,842)  (1,162,078)
Purchase of common
shares for the treasury
(unaudited)............        --       --         --      --         --      20,000     (35,634)         --       (35,634)
Payment of preferred
stock dividend
(unaudited)............        --       --         --      --    (252,900)       --          --           --      (252,900)
Net loss (unaudited)...        --       --         --      --         --         --          --      (329,473)    (329,473)
                         ---------  -------  --------- ------- ----------  --------- -----------  -----------  -----------
Balance at June 30,
1999 (unaudited).......  2,710,000  $27,100  9,803,949 $98,040 $8,165,091  1,150,250 $(1,902,001) $(8,168,315) $(1,780,085)
                         =========  =======  ========= ======= ==========  ========= ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     Year ended          Six Months ended June
                                    December 31,                  30,
                               ------------------------  ----------------------
                                  1997         1998         1998        1999
                               -----------  -----------  ----------  ----------
                                                              (unaudited)
Cash flows from operating
 activities:
 Net (loss)..................  $(1,480,205) $(1,323,478)    735,696    (329,473)
 Adjustments to reconcile net
  (loss) to net cash used by
  operating activities from
  continuing operations:
 Earnings from discontinued
  operations (excluding
  intercompany
  charges/revenue)...........     (112,348)         --          --          --
 Bad debt expense............       50,000      185,000         --          --
 Charge in connection with
  terminated customers.......          --     4,271,394         --          --
 Amortization of loan
  discounts..................       99,913       30,166      27,005     164,140
 Write-off unamortized loan
  discounts..................          --        83,930         --          --
 Write-off debt issuance
  costs......................          --        90,203         --          --
 Depreciation and
  amortization...............      408,434      578,575     245,137     432,905
 Compensation in connection
  with issuance of
  warrants...................      870,492      118,590      91,000         --
 Common stock issued to
  settle interest payable....      156,154          --          --          --
 Common stock issued under
  bonus agreement............      244,000      316,700         --          --
 Change in assets and
  liabilities, net of effects
  of assets and liabilities
  acquired and disposed of:
 (Increase) decrease in:
  Trade accounts
   receivable................      436,986     (300,611)    (73,850)   (750,230)
  Advance payment
   receivables...............   (9,790,084)   1,652,200  (3,036,729)  5,909,265
  Other receivables..........       13,216     (272,081)    146,928     161,180
  Other current
   liabilities...............      200,000     (200,000)      5,000         --
  Trade accounts payable and
   accrued liabilities.......    4,049,550     (122,774) (1,099,564)    701,040
  Deposits and other
   payables..................    3,380,295   (1,460,416)  1,350,230   1,280,901
  Other assets...............     (743,465)    (973,915)   (409,650)    757,828
                               -----------  -----------  ----------  ----------
   Net cash provided (used)
    by operating activities..   (2,217,062)   2,673,483  (2,018,797)  8,327,556
                               -----------  -----------  ----------  ----------
   Net cash provided (used)
    in discontinued
    operations...............   (1,414,219)         --    1,651,301         --
                               -----------  -----------  ----------  ----------
   Net cash provided (used)
    in operating activities..   (3,631,281)   2,673,483    (367,496)  8,327,556
                               -----------  -----------  ----------  ----------
Cash flows from investing
 activities:
 Purchase of property and
  equipment..................     (298,295)    (683,054)   (310,242)   (115,348)
 Purchases of billing
  contracts..................      (47,000)     (48,100)    (45,600)   (177,487)
 Acquisition costs...........          --           --          --     (278,078)
 Cash paid for treasury
  stock......................          --      (469,830)        --      (35,634)
 Cash received in connection
  with sale of Bordercomm....           -     1,651,301          -           -
                               -----------  -----------  ----------  ----------
   Net cash provided (used)
    by investing activities..     (345,295)     450,317    (355,842)   (606,547)
                               -----------  -----------  ----------  ----------
Cash flows from financing
 activities:
 Issuance of notes
  receivable.................          --      (500,000)        --          --
 Proceeds from notes
  payable....................    6,147,859      752,973   1,988,212         --
 Principal payments on notes
  payable....................   (3,027,273)  (1,599,250)   (582,525) (5,731,468)
 Payment of preferred stock
  dividends..................     (132,929)    (445,876)   (445,876)   (569,599)
 Redemption of preferred
  stock for cash.............     (640,000)  (1,460,000) (1,160,000)        --
 Issuance of shares of common
  and preferred stock for
  cash.......................    1,789,413      226,806      34,642         --
                               -----------  -----------  ----------  ----------
   Net cash provided (used)
    by financing activities..    4,137,070   (3,025,347)   (165,547) (6,301,067)
                               -----------  -----------  ----------  ----------
Increase (decrease) in cash..      160,494       98,453    (888,885)  1,419,942
Cash at beginning of period..      827,526      988,020     988,020   1,086,473
                               -----------  -----------  ----------  ----------
Cash at end of period........  $   988,020  $ 1,086,473  $   99,135  $2,506,415
                               ===========  ===========  ==========  ==========
Supplemental disclosures:
 Interest paid...............  $   683,291  $   650,399  $  251,235  $  240,026
                               ===========  ===========  ==========  ==========
Schedule of non-cash
 financing and investing
 transactions:
 Conversion of debt to
  preferred to stock.........  $   210,000  $       --   $      --   $      --
                               ===========  ===========  ==========  ==========
 Financing fees in connection
  with issuance of warrants..  $ 1,117,585  $   118,590  $      --   $      --
                               ===========  ===========  ==========  ==========
 Discount on notes...........  $   247,092  $       --   $      --   $      --
                               ===========  ===========  ==========  ==========
 Issuance of common stock in
  connection with acquisition
  of HBS assumption of assets
  and liabilities............  $   270,800  $       --   $      --   $      --
                               ===========  ===========  ==========  ==========
 Fees paid through issuance
  of common stock............  $   132,077  $       --   $      --   $      --
                               ===========  ===========  ==========  ==========
 Payment of interest through
  issuance of common stock...  $   156,154  $       --   $      --   $      --
                               ===========  ===========  ==========  ==========
 Payment of accounts payable
  through issuance of common
  stock......................  $   172,077  $    59,378  $      --   $      --
                               ===========  ===========  ==========  ==========
 Payment of debt through
  issuance of common stock...  $        --  $    30,000  $      --   $      --
                               ===========  ===========  ==========  ==========
 Receipt of treasury stock in
  connection with sale of
  Bordercomm.................  $        --  $   900,000  $           $      --
                               ===========  ===========  ==========  ==========
 Acquisition of customer
  service department.........  $   125,000  $       --   $      --   $      --
                               ===========  ===========  ==========  ==========
 Loss on disposal of
  discontinued operations....  $   142,181  $    51,301  $           $      --
                               ===========  ===========  ==========  ==========
 Deemed preferred dividend in
  connection with below
  market conversion feature..  $    96,600  $       --   $      --   $      --
                               ===========  ===========  ==========  ==========

      The accompanying financial statements are an integral part of these consolidated financial statements.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. General and Summary of Significant Accounting Principles

 Business Activity

   Avery Communications, Inc. ("Avery") is the parent company of two wholly-owned subsidiaries, Avery Communications, Inc. a Texas corporation and Hold Billing Services, LTD ("HBS"). Avery Communications, Inc. and its subsidiaries are collectively referred to as the "Company". Each subsidiary's operations are related to the telecommunications industry, providing such services as long distance reselling and billing and collection services. The significant portion of the Company's revenues are generated through providing billing and collection services. Local exchange carriers ("LEC's") pursuant to long-term contracts with these entities perform billing and collection services. The Company presently operates under billing contracts with all seven of the regional bell operating companies and GTE. The contracts give the Company the capability of providing billing services in 49 states and the District of Columbia. Effective January 1, 1998, Avery disposed of two of its previously owned subsidiaries, Alternate Telephone and Communications, Inc. ("ATC") and BorderComm, Inc. ("Bordercomm").

 Consolidation

   The accompanying consolidated financial statements include the accounts of Avery and all of its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

 Statement of Cash Flows

   For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of 3 months or less when purchased.

 Property and Equipment

   Furniture fixtures and equipment are depreciated straight-line over the estimated useful lives of the related assets ranging from 5 to 10 years. Depreciation from continuing operations for the years ended December 31, 1997 and 1998, was $66,077 and $154,125, respectively.

   Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized.

 Debt Issuance Costs

   Financial advisory, accounting, legal and other expenses associated with the debt are amortized by the straight-line method over the terms of the loans. Additional financing costs are recorded for warrants issued as payment for financing services and in connection with the loans and/or extending these loans, and is amortized by the straight-line method over the term or extension period of the loans. Additional financing fees resulting from the decrease in the exercise price of certain warrants are expensed in the period in which the decrease in exercise price is granted.

 Goodwill

   Goodwill is the difference between the purchase price paid and liabilities assumed over the estimated fair market value of assets acquired from HBS. Goodwill recorded in connection with the acquisition of HBS amounted to $3,101,923 and is being amortized using the straight-line method over 15 years. Additional goodwill resulted from the difference between the purchase price paid over the estimated fair market value of assets acquired in connection with the purchase of HBS's customer service department and the earn-out shares

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES from escrow as provided for in the purchase agreement between Avery and former partners of HBS. Goodwill from the purchase of the customer service department amounted to $85,000, and is being amortized over five years. Goodwill from the earnout agreement amounted to $270,800 and is being amortized over fourteen years. Amortization expense for the years ended December 31, 1997 and 1998 was $206,796 and $222,916, respectively. On an on-going basis, management reviews recoverability, the valuation and amortization of goodwill. As part of this review, the Company considers the undiscounted projected future cash flow in evaluating the goodwill. If the undiscounted future cash flow is less than the stated value, goodwill would be written down to fair value.

 Purchased Contracts

   The direct cost of acquiring billing and collection contracts with LEC's are capitalized and amortized straight-line over the contract life, generally three to five years.

 Revenue and Cost Recognition on Contracts, Billing Services, and Advance Funding Programs

   Billing Services--The Company recognizes billing services revenues when its customers' records are accepted by HBS for billing and collection. Bills are generated by the LEC's and the collected funds are remitted to the Company, which in turn remits these funds, net of fees and reserves, to its billing customers. These reserves represent cash withheld from customers to satisfy future obligations on behalf of the customer. The obligations consist of local exchange carrier billing fees, bad debts and sales and excise taxes. The Company records trade accounts receivable and service revenue for fees charged for its billing services. When the customers receivables are collected by the Company from the LEC's, the Company's trade receivables are reduced by the amount corresponding to the Company's processing fees and the remaining funds are recorded as amounts due to customers, included in Deposits and other payables in the accompanying balance sheets. The Company also retains a reserve from its customers' settlement proceeds, calculated to cover accounts that the LEC's are unable to collect, LEC billing fees and sales taxes.

   Advance Funding Programs--The Company offers participation in advance funding to qualifying customers through its advance payment program. Under the terms of the agreements, the Company purchases the customer's accounts receivable for an amount equal to the face amount of the billing records submitted to the LEC by the Company less various items including costs and expenses on previous billing records, financing fees, LEC charges, rejects and other similar items. The Company advances 50% to 75% of the purchased amount. The purchased accounts receivable are recorded at the gross amount (as Advance payment receivables). The amount due to the customer (included in Deposits and other payables) is recorded as the purchased accounts receivable less amounts advanced, adjusted for various other reserve items. Financing charges are assessed until the Company recoups its initial payment.

 Stock Based Compensation

   The Company measures compensation cost for its stock based compensation plans under the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees". The difference, if any, between the fair value of the stock on the date of grant over the amount received for the stock is accrued over the related vesting period. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") requires companies electing to continue to use APB 25 to account for its stock-based compensation plan to make pro forma disclosures of net income (loss) and earnings (loss) per share as if SFAS 123 had been applied (See Note 11).

 Loss Per Common Share

   Loss per common share is computed by dividing the net loss increased by preferred stock dividends of $528,356 and $338,582 for the years ended December 31, 1997 and 1998, respectively, by the weighted

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES average number of shares of common stock outstanding during the respective periods. Preferred stock dividends include deemed dividends of $96,600 for the year ended December 31, 1997 (see Note 5). The effect of the preferred stock dividend on the loss per common share was $0.07 and $0.04 per weighted average common share outstanding for the years ended December 31, 1997 and 1998, respectively. The effect of outstanding warrants and options on the computation of net loss per share would be anti-dilutive and, therefore, is not included in the computation of weighted average shares for the years ended December 31, 1997 and 1998.

 Use of Estimates and Assumptions

   Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

 Reclassifications

   Certain prior year amounts have been reclassified to conform with the 1998 presentation.

 Adoption of New Accounting Standards

   Effective December 15, 1997, the Company adopted SFAS No. 128 "Earnings Per Share." This statement requires the replacement of primary earnings per share with basic earnings per share and fully diluted earnings per share with diluted earning per share. Management of the Company does not believe that the adoption of this statement had a material impact on the earnings per share computations. Prior year amounts have been restated to conform with the new standard.

   Effective January 1, 1998, the Company adopted SFAS No. 130 "Reporting Comprehensive Income." This standard requires the presentation of comprehensive income and its components for each year in which an income statement is presented. The Company has no transactions in the current year that would be included as comprehensive income. The Company's financial statements are prepared in accordance with SFAS No. 130.

   Effective January 1, 1998, the Company adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information." This statement establishes the standard for the way business enterprises report information about operating segments in annual and interim financial statements. The statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company currently has only one operating segment. There is no additional disclosure required.

   The FASB has issued SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits, an amendment of FASB Statements No. 87, 88, and 106." This Statement revises employers' disclosures about pension and other postretirement benefit plans and standardizes the disclosure requirements for pensions and other postretirement benefits. This Statement is effective for fiscal years beginning after December 15, 1997. The Company typically does not offer the types of benefit programs that fall under the guidelines of Statement of Financial Accounting Standards No. 132.

   The FASB issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities", during the second quarter of 1998. SFAS No. 133 becomes effective for the Company's fiscal year 2000. The statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. Management has not determined what impact this standard, when adopted, will have on the Company's financial statements.

2. Acquisitions and Dispositions

   A wholly-owned subsidiary of the Company acquired the general partnership interest and 100% of the limited partnership interest of HBS effective in November, 1996, for a note payable of $1,175,926, cash of $1,296,302, the issuance of 362,963 common shares at $1.28 per share ($462,963), and cash paid for acquisition costs of $134,991, resulting in a total purchase price of $3,070,182.

   In connection with the acquisition, the Company held 470,000 common shares in escrow. On May 15, 1997, 100,000 shares were issued in accordance with the terms of the purchase agreement. The balance of 370,000 shares were to be earned, in 1997, 1998 and 1999, subject to HBS achieving future earnings projections. Shares earned in 1997 and 1998 were 185,000 and 0, respectively, and were reflected as additional paid-in capital and goodwill effective in the year earned.

   A summary of the fair value of assets acquired and liabilities assumed is as follows:

       Receivables............................................... $ 1,553,221
       Other assets..............................................     288,189
       Property and equipment....................................     111,979
       Goodwill..................................................   3,101,923
       Accounts payable..........................................    (412,632)
       Other payables............................................    (547,401)
       Notes payable.............................................  (1,025,097)
                                                                  -----------
                                                                    3,070,182
       Additional goodwill in connection with shares issued for
        earn-out.................................................     270,800
                                                                  -----------
                                                                  $ 3,340,982
                                                                  ===========

   The consolidated financial statements include the operations of HBS from the date of acquisition. The acquisitions have been accounted for under the purchase method of accounting.

   Effective in January 1998, the Company disposed of Alternate Telephone and Communications, Inc. and BorderComm, Inc. and its subsidiaries in exchange for 419,000 shares of the Company's common stock, valued at $900,000, cash of $1,600,000 and a receivable for $185,000 from a third party. Revenues for the subsidiaries disposed of for the year ended December 31, 1997 amounted to $3,942,797. Assets and liabilities disposed of are as follows:

       Current assets.............................................. $ 2,302,665
       Equipment in service and furniture and equipment............     226,363
       Microwave concessions and other assets......................   1,819,394
       Inter-company receivable....................................   1,321,627
       Current liabilities.........................................  (2,955,895)
       Long-term liabilities.......................................    (162,853)
                                                                    -----------
                                                                    $ 2,551,301
                                                                    ===========

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

3. Short-term Debt Obligations

   HBS has a $10,000,000 revolving note payable - line of credit with a capital corporation. Interest is payable monthly at the prime rate plus 1.5% (9.25% at December 31, 1998) and the principal is due March 25, 2000. The note is secured by substantially all the assets of HBS. The line of credit agreement contains certain covenants that require HBS to maintain a certain financial ratio related to debt servicing and to limit capital expenditures and additional indebtedness. During 1998, HBS was in violation of three of these covenants, including exceeding the capital expenditure limitation, exceeding the advance funding limit, and notification of pending litigation. HBS has received waivers from the capital corporation for these violations. At November 30, 1997, HBS was in violation of one of these covenants, that is, exceeding the capital expenditure limitations. HBS obtained a waiver from the capital corporation for this violation. The balance outstanding at December 31, 1997 and 1998 was $5,013,859 and $5,766,832 leaving an available balance of $2,486,141 and $4,233,168 as of December 31, 1997 and 1998, respectively.

4. Notes Payable

   Notes payable at December 31, 1997 and 1998 are as follows:

                                                       December 31, December 31,
                                                           1997         1998
                                                       ------------ ------------
Notes payable to third parties bearing interest at
 12% per annum, payable quarterly, principal and any
 unpaid interest originally due September 30, 1996,
 now due on demand...................................   $  36,667     $  6,667
Note payable to related party bearing interest at 12%
 per annum, principal due December 10, 2002;
 convertible to common stock at a price of $1.25 per
 share at any time, unsecured. Principal at December
 31, 1997 and 1998 is $350,000 adjusted for a
 discount for warrants issued in connection with the
 note based on imputed interest rate of 20%..........     308,644      316,915
Note payable to related party bearing interest at 10%
 per annum, principal due March 2, 1998, unsecured...     300,000          --
Note payable to related party bearing interest at 10%
 per annum, principal due quarterly beginning May,
 1998 with the final payment due in May, 2000,
 secured by a second lien on the assets of HBS.
 Principal at December 31, 1997 is $1,000,000
 adjusted for a discount for warrants issued in
 connection with the note based on imputed interest
 rate of 20%.........................................     894,175          --
Note payable on demand to a third party bearing
 interest at 16% per annum, unsecured................      49,250          --
Note payable to a related party bearing interest at
 14% per annum, payable quarterly, principal and any
 unpaid interest due April 1, 1998, secured by second
 lien on HBS advance payment receivables.............     250,000          --
                                                        ---------     --------
                                                        1,838,736      323,582
Less current maturities..............................     859,461        6,667
                                                        ---------     --------
Long term portion....................................   $ 979,275     $316,915
                                                        =========     ========

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   Principal amounts due on long-term debt at December 31, 1998 are as follows:

       1999........................................................... $  6,667
       2000...........................................................      --
       2001...........................................................      --
       2002...........................................................  350,000
       2003...........................................................      --
                                                                       --------
         Total........................................................  356,667
       Loan discounts.................................................  (33,085)
                                                                       --------
         Total........................................................ $323,582
                                                                       ========

5. Stockholders' Equity (Deficit)

   The Company had seven and five series of preferred stock outstanding as of December 31, 1997 and 1998, respectively.

   The preferred stock Series HBS is cumulative and has a conditional mandatory redemption feature. Beginning in 1998 and continuing from year to year thereafter, once audited stockholders' equity increases $7,000,000, as compared to the December 31, 1996 stockholders' equity balance of $1,295,437, the Company will redeem the outstanding HBS on or before September 30 first following that audited balance sheet date. The HBS Series has a liquidation preference of $1.00 per share together with all unpaid dividends. As of December 31, 1998, all of the Series HBS has been redeemed.

   The preferred stock Series' A, B, C, E and HBS Exchange series contain identical conditional mandatory redemption features and liquidation preferences as the HBS Series, and also include a conversion feature. This feature provides for the preferred stockholder to convert their shares into common shares at a stated conversion price as follows: Series A--$2.50 per share, Series B--$1.00 per share, Series C--$2.50 per share, Series D--$2.00 per share, and Series E-- $1.00 per share. The HBS Exchange Series was subject to automatic conversion at $2.00 per share upon the date that the Company's ending stockholders' equity equaled or exceeded $3,000,000. At December 31, 1997, the stockholders' equity exceeded that amount, however, the Company redeemed such shares in the first quarter of 1998 The preferred stock Series D contains the identical conditional mandatory redemption feature as the HBS series plus other mandatory redemption provisions which are enacted based upon the sale of HBS. Series A, B, C, D and E preferred stock is automatically convertible at the earlier of 1) a vote of 2/3 of the shares of the respective series outstanding, or 2) the closing of an initial public offering of at least $5 per share and at least $7,000,000 in aggregate proceeds.

   The Company accounts for the issuance of preferred stock with below market conversion features as deemed dividends to the extent that the fair value of the common stock at the date of issuance of the preferred stock exceeds the stated conversion price. During 1997, 400,000 and 100,000 HBS Exchange Series preferred stock was issued on dates when the fair value of the Company's common stock was $2.18 and $2.25, respectively. During 1997, the Company recognized deemed dividends totaling $96,600. Such dividends have been considered in the calculation of loss attributable to common shareholders, but have no effect on the consolidated statements of changes in stockholders' equity.

   Dividends are payable, as and if declared by the Board of Directors at an annual rate of $0.10 per share (Series HBS, A, D and HBS Exchange) and $0.12 per share (Series B, C and E) all payable quarterly.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

6. Income Taxes

   A reconciliation of the expected federal income tax benefit based on the U.S. Corporate income tax rate of 34% for 1997 and 1998 is as follows:

                                                             1997      1998
                                                           --------  --------
     Expected income tax benefit.......................... $503,270  $449,983
     Meals and entertainment..............................    8,280     8,500
     Effect of sale of subsidiaries.......................      --   (144,365)
     Stock option deduction for Federal tax purposes not
      deductible for financial reporting purposes.........      --    269,373
     Foreign income.......................................   12,262       --
     Other................................................  (23,129)   49,138
     Valuation allowance.................................. (500,683) (632,629)
                                                           --------  --------
                                                           $    --   $    --
                                                           ========  ========

   Deferred tax assets and liabilities as of December 31, 1997 and 1998 are as follows:

                                                          1997         1998
                                                       -----------  ----------
     Current deferred tax asset......................  $    51,871  $1,254,365
     Current deferred tax liability..................          --          --
     Valuation allowance for current deferred tax
      asset..........................................      (51,871) (1,254,365)
                                                       -----------  ----------
       Net current deferred tax asset................  $       --   $      --
                                                       ===========  ==========
     Non-current deferred tax asset..................  $ 2,105,157  $1,541,380
     Non-current deferred tax liability..............      (36,620)    (42,708)
     Valuation allowance for non-current deferred tax
      asset..........................................   (2,068,537) (1,498,672)
                                                       -----------  ----------
       Net non-current deferred tax asset............  $       --   $      --
                                                       ===========  ==========

   The current deferred tax assets and liability result primarily from differences in contingency and valuation reserves for financial and federal income tax reporting purposes. The non-current deferred tax assets results from differences in amortization of goodwill and the non-compete agreement for financial and federal income tax reporting purposes and the deferred tax benefit of net operating losses. The non-current deferred tax liability results from differences in depreciation of fixed assets for financial reporting purposes and federal income tax purposes and prepaid amounts deducted for federal income tax purposes deferred for financial reporting purposes. The net non-current deferred tax asset has a 100% valuation allowance due to the uncertainty of generating future taxable income.

   The Company has net operating loss carryforwards for federal income tax purposes of approximately $3,300,000, that begin expiring in the year 2008. The utilization of the net operating loss is subject to limitations in accordance with (S)382 of the Internal Revenue Code.

7. Concentration of Credit Risk and Significant Customers

   The Company's billing services activities are with customers throughout the United States. Financial instruments, which potentially expose the Company to significant credit loss include trade accounts receivable, advance payment receivables, and cash.

   At December 31, 1997, three customers comprised approximately 30% of trade receivables and six customers accounted for approximately 79% of advanced payment receivables. At December 31, 1998, 10 customers comprised approximately 82% of trade receivables and 5 customers accounted for approximately 83% of advanced payment receivables. The significant majority of these receivables were collected after December 31, 1998.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   Credit risk with respect to trade accounts receivable generated through billing services is limited since the Company collects its fees through receipt of all its customers' cash directly from LEC's. The credit risk with respect to purchase of accounts receivable is reduced as the Company only advances 50% to 75% of the gross accounts receivable purchased. Management evaluates accounts receivable balances on an on-going basis and provides allowances as necessary for amounts estimated to become uncollectible. In case of complete non-performance of accounts receivable, the maximum exposure to the Company is the recorded amount shown on the balance sheet.

   The Company is at risk to the extent that cash held in banks exceeds the Federal Deposit Corporation insured amounts. Cash in excess of these limits amounted to approximately $700,000 and $50,000 at December 31, 1997 and 1998, respectively. The Company minimizes this risk by placing its cash with high credit quality financial institutions.

8. Commitments and Contingencies

   The Company has entered into various non-cancelable operating leases related to equipment and office space. Future minimum payments on leases having remaining terms of more than one year as of December 31, 1998 are as follows:

       Year ending December 31,
       ------------------------
          1999........................................................ $109,614
          2000........................................................  108,462
          2001........................................................  108,462
          2002........................................................  108,462
          2003........................................................      --
                                                                       --------
            Total future minimum rentals.............................. $435,000
                                                                       ========

   Rent expense for the years ended December 31, 1997 and 1998 amounted to $139,228 and $92,231, respectively.

   The Company is obligated to pay minimum usage charges over the lifetime of most LEC billing contracts. Each contract has a minimum usage amount which relates to the Company's customers' sales volume to be processed through the LEC. The Company does not expect to incur any losses with respect to these minimum usage requirements. The remaining minimum usage for significant contracts at December 31, 1998 is as follows:

                                                        Amount       Expires
                                                      ----------     -------
     Contract 1...................................... $5,850,000 June 22, 2001
     Contract 2......................................    346,000 January 1, 2001
     Others..........................................  1,156,000 Throughout 2003
                                                      ----------
                                                      $7,352,000
                                                      ==========

   The Company files consolidated sales and excise tax returns on behalf of its customers for the various municipal, state and Federal jurisdictions in which its customers do business. The Company relies on monthly tax reports it receives from the LEC's in reporting and remitting such taxes. The Company's customers are contractually obligated to reimburse the Company for any disputes with taxing authorities that may arise from filing the sales and excise tax returns on behalf of their customers. The Company is contingently liable for any

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES such disputes or assessments if its customers are unable or unwilling to honor the contract provisions. There were no such disputes at December 31, 1998. The Company is also contingently liable for chargebacks from the LEC's, to the extent such charge backs exceed the Company's reserves for such charge backs. This contingent liability is increased when the Company discontinues business with a particular customer. See Note 12.

   In connection with the acquisition of HBS, the Company entered into a contingent earnout agreement with the previous partners of HBS under which 666,664 shares are issuable based on HBS achieving certain pre tax income levels (as defined). During 1997 and 1998, 166,666 and 0 shares, respectively were issued pursuant to the contingent earnout agreement and are reflected as compensation and an increase in shareholder equity.

   The Company is party to a legal proceeding filed in July 1998. HBS was named in a complaint for injunctive relief filed by the Federal Trade Commission ("FTC") against Veterans of America Association ("VOAA"). The suit alleges that VOAA has caused unauthorized charges to appear on end users' bills based on deceptive marketing programs and seeks relief against HBS and others. Several months prior to the filing of the suit, HBS terminated its contract with VOAA based on suspicion of the same activities alleged by the FTC in its suit. Since termination, HBS has voluntarily paid out approximately twice the revenue it took in from this account in order to reimburse end-users for credits due and owing. Attorneys for HBS and Avery met with the FTC immediately after suit was filed and offered full cooperation in its investigation. Without admitting any liability or complicity in the alleged activities of its former customer, HBS and Avery agreed to a stipulated preliminary injunction with terms consistent with existing HBS guidelines as revised before suit was filed. The suit also seeks monetary fines and/or reimbursement to end-users from all parties jointly and severally. No trial date has been set by the Court, and while denying liability, HBS has offered to cooperate with the FTC in developing new standards for the industry designed to better protect end-users.

   From time to time the Company is party to what it believes is routine litigation and proceedings that may be considered as part of the ordinary course of its business. Currently, the Company is not aware of any current or pending litigation or proceedings that would have a material adverse effect on the Company's business, results of operations or financial condition.

9. Related Party Transactions and Other Events

   During 1996, two employees of the Company (who previously owned HBS) loaned the Company $250,000 and $100,000, respectively. At December 31, 1998 these amounts had been repaid. These same employees also signed a promissory note in 1996 with the Company for $540,926 which was paid in 1997.

   During 1997, the Company granted an option to purchase 300,000 shares of its common stock at $1.00 per share to an entity in which the Company's Chairman is a partner. Another entity, in which the Company's Chairman is a partner, loaned the Company $240,000, which was subsequently repaid.

   In May 1997, the Company entered into an agreement with The Franklin Holding Corporation (Delaware) ("Franklin"). The transaction provided the Company with financing to obtain $1,500,000 through the issuance of 7.5 Units (each unit consists of 133,333 common shares and 200,000 preferred shares) and $1,000,000 through the issuance of a three year note payable. The preferred stock is convertible to common stock. In accordance with the terms of the agreement, three Franklin representatives were elected to the board of directors of the Company.

   In December 1997, the Company entered into five-year $350,000 note payable with a company for which its president is also a member of the board. The note bears interest at 12%, is convertible to common stock and contains warrants for 175,000 shares of common stock at $1.50 exercise price.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   During 1997, an employee loaned the Company $300,000 at 10%. The amount was subsequently repaid.

   In May 1998, the Company granted an option to purchase 100,000 shares of its common stock at $2.69 per share (fair value at the date of grant) to the directors of the Company.

   During July 1998, the Company repaid a $1,000,000 loan to an entity of which its chairperson is a partner.

   Also during July 1998, the Company entered into an employment agreement with its chairperson and issued an option to purchase 420,000 shares of common stock at a price of $3.00 per share (fair value at the date of grant). The terms of the employment agreement require the Company to pay an annual salary of $200,000 for five years.

   The Company granted another warrant to a director during July 1998 for 25,000 shares at $3.00 per share.

   During December 1998, the Company entered into an employment agreement with its new president and issued an option to purchase 925,000 shares of common stock at a price of $2.00 per share (which was more than fair value at the date of grant). One-half of the option vested at the date of the grant, with the balance vesting during the first six months of 1999. The terms of the employment agreement require the Company to pay an annual salary of $200,000.

   During December 1998, the Company advanced $400,000 to an employee at 9% interest and advanced $100,000 to a company at 10% for which its president is a major stockholder.

   In December 1998, Avery's Board of Directors authorized Avery to repurchase any or all of its outstanding warrants for a price of $1.00 per underlying share. In December 1998, Avery repurchased warrants held by an entity controlled by its chairperson to purchase 100,000 shares of common stock at an exercise price of $1.50 per share. The $100,000 amount was recorded as compensation in 1998.

10. Fair Value of Financial Instruments

   SFAS No. 107, ("Disclosure About Fair Value of Financial Instruments"), requires disclosures about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash, trade accounts receivable, advance payment receivables, accounts payable, accrued liabilities and deposits and other liabilities are carried at amounts that reasonably approximate their fair values.

   The carrying amount and fair value of notes payable are as follows at December 31, 1998.

                                                               Carrying   Fair
                                                                Amount   Amount
                                                               -------- --------
     Fixed rate debt.......................................... $323,582 $354,719

   The fair values of the Company's fixed rate debt have been estimated based upon relative changes in the Company's borrowing rates since origination of the fixed rate debt.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

11. Stock Options and Warrants

   Pursuant to various note agreements and in accordance with agreements for key employees, the Company has issued certain stock options and warrants. The options are considered compensatory.

   Following is a summary of warrant and option activity:

                                                               Weighted
                                                               Average
                            Compensatory                       Exercise
                              Options    Warrants     Total     Price     Total
                            ------------ ---------  ---------  -------- ----------
   Outstanding at December
    31, 1996...............    217,500     938,356  1,155,856   $1.41   $1,635,268
    Reduction in option
     prices................        --          --         --              (267,600)
    Granted................    425,000   1,611,828  2,036,828   $1.43    2,918,904
    Canceled...............        --      (59,000)   (59,000)  $1.50      (88,500)
    Exercised..............        --     (257,261)  (257,261)  $ .98     (251,126)
                             ---------   ---------  ---------           ----------
   Outstanding at December
    31, 1997...............    642,500   2,233,923  2,876,423   $1.37    3,946,946
    Purchase of option.....   (100,000)        --    (100,000)  $1.50     (150,000)
    Granted................  1,522,500         --   1,522,500   $2.32    3,532,502
    Exercised..............    (17,500)   (567,871)  (585,371)  $1.76     (806,808)
                             ---------   ---------  ---------           ----------
   Outstanding at December
    31, 1998...............  2,047,500   1,666,052  3,713,552           $6,522,640
                             =========   =========  =========           ==========

   The outstanding stock options and warrants expire from August 1998 through 2008.

   The following summarizes information about compensatory options outstanding at December 31, 1998:

                   Options Outstanding                      Options Exercisable
   -------------------------------------------------------------------------------
   Range of                Weighted Avg.   Weighted Avg.             Weighted Avg.
   Exercise     Number       Remaining      Exercisable    Number     Exercisable
    Prices    Outstanding Contractual Life     Price     Exercisable     Price
   --------   ----------- ---------------- ------------- ----------- -------------
   $.50-
    $3.00      2,047,500     7.7 years         $2.05      1,305,000      $1.86

   The weighted average grant date fair values of compensatory exercise prices equal to and below market price at the date of grant are as follows

                                                                  Equal to Below
                                                                  -------- -----
       1997......................................................  $ .75   $1.60
       1998......................................................  $1.52   $1.37

   Compensation cost totaling $75,500 and $118,590 was recognized for one of the options granted in 1997 and several options granted in 1998 as the exercise price was below the fair value at the grant date. The considered fair value of the Company's common stock on the date of each respective grant was based upon the quoted NASD closing share price. The remaining options granted in 1997 and 1998 have exercise prices which approximate fair value (which was the quoted trading price at the date of grant) and accordingly, no compensation cost has been recognized for those compensatory stock options in the consolidated financial statements. Had compensation cost for the Company's stock options been determined consistent with FASB Statement No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below.

                                                       Years ended December 31,
                                                       -------------------------
                                                           1997         1998
                                                       ------------ ------------
   Net loss............................... As reported $  1,480,205 $  1,323,478
                                           Pro forma   $  1,765,812 $  2,880,877
   Loss per common share.................. As reported $       0.24 $        .19
                                           Pro forma   $       0.28 $        .38

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   The estimate for the fair value of each option grant is on the date of grant using the Black-Scholes method option-pricing model. The following assumptions were used for grants in 1997--dividend yield of 0%, expected volatility of 130%, and an estimated risk free interest rate of 6.0%; 1998--dividend yield of 0%, expected volatility of 89%, and an estimated risk free interest rate of 6.0%.

   The model is based on historical stock prices and volatility which, due to the low volume of transactions, may not be representative of future price variances.

12. Charge in Connection With Terminated Customers

   During the year ended December 31, 1998, the Company recorded a charge of $4,271,394. The charge relates primarily to cash received from LECs that has been paid by HBS to terminated customers and must be refunded to the LECs. Under its billing contracts with the LECs, HBS is obligated to pay these refunds if it is unable to collect them from its customers. During the later half of 1998, HBS paid an estimated $3.8 million to terminated customers that will have to be refunded to the LECs. Management does not believe that these amounts can be collected from the four customers that generated most of the charge since they are out of business with no material surviving assets. The refunds result from our customers placing inappropriate charges on consumer's local telephone bills. The inappropriate charges stem from unauthorized switching of long distance service from a consumer's incumbent provider to our customer and placing unauthorized charges for services such as voice mail, internet access and paging on consumer's local telephone bills. Prior to incurring these refunds, the Company had processed billing records for these customers for periods ranging from approximately 10 months to two years. During these periods LEC refunds were within acceptable levels.

   The $4,271,394 consists of cash refunds made in calendar 1998 of $1,471,742 and estimated future refunds as of December 31, 1998 of $2,799,652 which is included in Deposits and Other Payables in the accompanying consolidated balance sheet. The Company estimated the $2,799,652 by reviewing actual refunds for the terminated customers in 1998 and 1999 and projecting future refunds based on each customer's actual refund pattern. Other amounts, in addition to the $3.8 million discussed above, included in the $4,271,394 charge are a $250,000 estimated settlement with the FTC as further described in Note 8, legal fees and other charges. The Company has instituted a series of controls to limit its exposure to this type of refund in the future.

13. 401(k) Plan

   The Company has a 401(k) Plan ("Plan") which covers substantially all of the Company's employees. Employees could contribute up to $9,500 for 1997 and $10,000 for 1998. The Company matched contributions to the Plan at $0.25 per dollar up to 3% of employees compensation for 1997 and at $0.50 per dollar up to 8% of the employee's compensation for 1998. In addition, Avery may make additional discretionary contributions. During the years ended December 31, 1997 and 1998, the Company contributed $4,413 and $16,680 to the Plan, respectively.

14. Year 2000 Contingency

   The Year 2000 problem refers to the limitations of the programming code in certain existing software programs to recognize date-sensitive information for the Year 2000 and beyond. Unless modified prior to December 31, 1999, such systems may not properly recognize such information and could generate erroneous data or cause a system to fail to operate properly.

   The operation of the Company's business is highly dependent on its computer software programs and operating systems. These programs and systems are used in several key areas of the Company's business,

                AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES including information management services, third-party billing clearinghouse services (including the advance funding program), direct billing services and financial reporting, as well as in various administrative functions. In providing information management, third-party billing clearinghouse and direct billing services, the Company processes telephone call records which are date sensitive.

   The Company is in the process of evaluating its programs and systems to identify potential Year 2000 readiness problems, as well as manual processes, external interfaces with customers and services supplied by vendors to coordinate Year 2000 compliance and conversion. The Company's software was developed internally and management believes that it is Year 2000 compliant, which means that it will be able to interpret dates beyond the year 1999. The Company plans to test its hardware during 1999 to determine whether it is Year 2000 compliant. In the event that these systems are not Year 2000 compliant, the Company will make appropriate upgrades or replacements. The Company believes that, with its existing software and any necessary hardware modifications, the Year 2000 problem will not pose a significant operational problem for the Company's information systems.

   However, because the Company's business relies on processing date sensitive telephone call records supplied by third parties, it is possible that non-compliant third-party computer systems may not be able to provide accurate data for processing through the Company's computer systems. The Company's business, financial condition and results of operations could be materially adversely affected by the Year 2000 problem if it or unrelated parties fail to successfully address this issue. The Company plans to obtain written assurance of Year 2000 compliance from its customers during 1999. Management of the Company currently anticipates that the total expenses and capital expenditures associated with its Year 2000 readiness project, including personnel and other costs associated with modifying or replacing its programs and systems will not exceed $300,000, most of which will be capitalized. As of December 1998, the Company has incurred approximately $50,000 in costs related to its Year 2000 readiness.

   The Company also plans to identify any non-information technology systems that may be vulnerable to the Year 2000 issue during 1999. Such systems include utility switches and meters, thermostats and alarms. Once the evaluation of these systems is complete, the Company will make necessary modifications or adjustments to achieve Year 2000 readiness. Management believes that the costs related to Year 2000 compliance for its non-information systems will not have a material adverse effect on its operations or financial condition.

   The cost of Year 2000 readiness and the expected completion dates are the best estimates of the Company's management and are believed to be reasonably accurate. In the event the Company's plan to address the Year 2000 problem is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred, which could have a material adverse effect on the Company's financial condition and results of operations. Problems encountered by the Company's vendors, customers and other third parties also may have a material adverse effect on the Company's financial condition and results of operations. Following the Year 2000 date change, in the event the Company determines that its programs and systems are not Year 2000 compliant, the Company will be unable to process date-sensitive telephone call records and thus be unable to provide most of its revenue-producing services, which will have a material adverse effect on the Company's financial condition and results of operations. The Company will also likely experience considerable delays in compiling information required for financial reporting and performing various administrative functions.

   The Company is currently developing a contingency plan for implementation in the event its programs and systems are not Year 2000 ready prior to December 31, 1999.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

15. Subsequent Events

 The Corsair Transaction

   In February 1999, Corsair Communications, Inc. and its wholly owned subsidiary, Subscriber Computing, Inc., sold substantially all of the assets relating to Subscriber's Communication Resource Manager billing system and Intelligent Message Router to Wireless Billing Systems, ("Wireless"), a wholly owned subsidiary of Primal Systems, Inc. As consideration for Wireless entering into the Corsair transaction, Corsair paid $1,000,000 cash to Wireless. Corsair also agreed to loan Wireless the difference between the assets and liabilities acquired by Wireless, plus $200,000 cash. The terms of the Note are 10% annual interest, five year amortization, and payment in full required in May 2001. In addition, Corsair agreed to allow Wireless to retain any cash collected from certain accounts receivable totaling $1.3 million up to a maximum of $1.0 million. Neither the amount collected nor the $1.3 million will be included in the Note described above. Under the terms of the Corsair acquisition agreement, Avery guaranteed the obligations of Wireless. The Corsair transaction was entered into in contemplation of Avery's acquisition of Primal, discussed below.

 The Primal Acquisition

   In March 1999, Avery entered into a merger agreement with Primal and certain shareholders of Primal. The agreement may be terminated at Avery's option and it expires December 14, 1999. Primal is a privately held software development corporation that designs, develops and supports an integrated suite of client/server and browser-based software solutions focusing on customer acquisition and retention in the telecommunications industry, primarily utilizing decision support software and internet technologies. As part of this merger, Avery will acquire the Wireless Billing Systems subsidiary which acquired billing system assets in the Corsair transaction.

   At the time of the merger, Avery will issue up to 4,000,000 shares of Avery's convertible preferred stock in exchange for all of the issued and outstanding shares of Primal. Of this amount, 2,000,000 shares will be held in escrow, to be issued to Primal's shareholders based upon the operating performance of Primal from August 1, 1999 through July 31, 2000. Upon the meeting of certain operating performance thresholds by Primal during this period, the Primal shareholders may receive up to a maximum of 4,000,000 additional shares of Avery convertible preferred stock as additional consideration for the merger. In addition, upon Primal's satisfaction of certain operating performance levels during this period, certain shareholders of Primal will have the right in September through October, 2000 to require Avery to repurchase up to 1,550,000 shares of Avery common stock issued upon the conversion of Avery preferred stock received in the merger for the purchase price of $2.50 per share.

   Assuming the acquisition is consummated, the transaction would be accounted for using the purchase method of accounting with revenues and expenses of Primal being included in the Company's operations from the acquisition date. If the effective acquisition date were July 31, 1999, the total purchase price excluding any contingent consideration would have been $2.0 million (2.0 million shares of Avery's common stock valued at the July 31, 1999 trading price of $1.00 (unaudited)). Estimated fair market value of assets and liabilities acquired as of this date would have been as follows:

                                                                     Unaudited
                                                                    -----------
      Current assets............................................... $ 2,445,995
      Other assets.................................................      91,900
      Current liabilities..........................................  (2,625,195)
      Fixed assets.................................................   1,341,060
      Long-term liabilities........................................  (2,284,064)
      Intangibles including goodwill and software..................   3,030,304
                                                                    -----------
        Total...................................................... $ 2,000,000

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   Assuming all contingent shares were issued using a common stock price of $1.00 per share, the total purchase price would have increased to $8,000,000 and the amount allocated to intangibles would have increased to $9,030,304 (unaudited). The estimated useful life of the intangibles and resulting amortization period is five to twelve years (unaudited). This purchase price allocation is an estimate and is subject to change based on the facts existing at the actual acquisition date.

   At the time of the merger, Avery will also enter into employment agreements with the principals of Primal and will enter into an agreement to register the underlying shares of Avery common stock to which the Avery convertible preferred stock is convertible.

   Mark J. Nielsen, Avery's President and Chief Executive Officer, is the Chairman of the Board and a significant shareholder of Primal.

16. Unaudited Interim Financial Information

   The unaudited interim financial information as of June 30, 1999 and for the six months ended June 30, 1998 and 1999, has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presenation of this interim information. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

Loss Per Common Share

   Loss per share for the six months ended June 30, 1998 and 1999 is computed by dividing the net loss increased by the preferred stock dividends of $160,500 and $143,600, respectively, by the weighted average number of shares of common stock outstanding during the respective periods. The effect of the preferred stock dividend on the basic loss per common share was $0.01 and $0.01 per weighted average common share outstanding for the six months ended June 30, 1998 and 1999, respectively. The effect of outstanding warrants and options on the computation of net loss per share for the six months ended June 30, 1999 would be antidilutive and, therefore, is not included in the computation of weighted average shares for that period.

Warrants

   During the six months ended June 30, 1999 the Company repurchased an additional 621,746 warrants from entities controlled by its chairperson, for $621,746. The warrant exercise prices ranged from $1.00 to $1.50 per share. $321,746 was recorded as financing fees and debt issuance costs as the underlying warrants were originally issued in connection with debt transactions. The balance of $300,000 was recorded as compensation.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Until [90 days after the date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 -------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Avery....................................................................   3
Risk Factors.............................................................   4
A Note About Forward-Looking Statements..................................   6
Use of Proceeds..........................................................   6
Plan of Distribution.....................................................   6
Selling Securityholders..................................................   8
Price Range of Common Stock..............................................  11
Dividend Policy..........................................................  11
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  12
Business.................................................................  21
Description of the Primal Companies......................................  28
Management...............................................................  30
Certain Transactions.....................................................  36
Stock Ownership of Directors, Executive Officers and Principal Holders...  38
Description of Capital Stock.............................................  39
Legal Proceedings........................................................  40
Changes in Accountants...................................................  41
Where You Can Find More Information......................................  41
Experts..................................................................  42

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                             9,918,586 Shares

                          Avery Communications, Inc.

                                 Common Stock

                                 -------------
                                    [LOGO]
                                 -------------




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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Delaware General Corporation Law

   Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145(c) of the DGCL provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

   Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

 Certificate of Incorporation

   The Certificate of Incorporation of Avery, as amended, a copy of which is filed as Exhibit 3.1 to the Registration Statement, provides that a director of Avery shall not be liable to Avery or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves (i) a breach of the director's duty of loyalty to Avery or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful dividend payments or stock purchases or redemptions or (iv) for a transaction from which the director derived an improper personal benefit. The Amended Certificate of Incorporation provides Avery will indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL.

 Amended and Restated Bylaws

   The Amended and Restated Bylaws of Avery, a copy of which is filed as
Exhibit 3.2 to the Registration Statement, provide that each person who at any time is or was a director of Avery, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director of Avery, or is or was serving at the request of Avery as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by Avery, against costs, charges, expenses (including without limitation, court costs and attorneys' fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with a Proceeding, so long as a majority of a quorum of disinterested directors, the stockholders or legal counsel through a written opinion do not determine that such person did not act in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of Avery, and in the case of a criminal Proceeding, such person had reasonable cause to believe his conduct was unlawful. The Amended and Restated Bylaws also contain certain provisions designed to facilitate receipt of such benefits by any such persons, including the prepayment of any such benefits.

 Indemnification Agreements

   Avery has entered into Indemnification Agreements pursuant to which it will indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The Indemnification Agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding.

 Insurance

   Avery has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of Avery, including liabilities arising under the Securities Act.

Item 25. Other Expenses of Issuance and Distribution

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than the underwriting discount. All amounts are estimated except the Commission registration fee.

      SEC registration fee.............................................. $8,249
      Blue Sky fees and expenses........................................
      Accounting fees and expenses......................................
      Printing and engraving expenses...................................
      Legal fees and expenses...........................................
      Registrar and transfer agent's fees...............................
      Miscellaneous fees and expenses...................................
        Total........................................................... $

Item 26. Recent Sales of Unregistered Securities

   On January 31, 1996, Avery engaged Phipps, Teman & Company, L.L.C. ("PTC") to deliver to the Board of Directors a letter of recommendation with respect to the feasibility of recapitalizing Avery's balance sheet and restructuring certain financial arrangements, by means, among others, of (i) converting certain debt instruments into equity and/or equity-linked securities, and (ii) reducing the exercise prices of certain classes of warrants then outstanding. By letter dated February 14, 1996 (the "PTC Recommendation"), PTC recommended that Avery should offer the following: (i) to the holders of Avery's $800,000 secured bridge loan note (the "Bridge Loan Note") with warrants (the "Bridge Loan Warrants"), the right to exchange the Bridge Loan Note for a new series of cumulative convertible redeemable preferred stock that would pay cumulative preferential dividends at the rate of 10% per annum, and a reduction in the exercise price of the Bridge Loan Warrants from $0.875 to $0.60 per share; (ii) to the holders of Avery's working capital notes in the aggregate principal amount of $340,000 (the "WC Notes") with warrants (the "WC Warrants"), the right to exchange the WC Notes for a new series of cumulative convertible redeemable preferred stock that would pay cumulative preferential dividends at the rate of 12% per annum, and a reduction in the exercise price of the WC Warrants from $3.00 to $1.50 per share; (iii) to the holders of Avery's $1,050,000 secured promissory note (the "BC Note") with warrants (the "BC Warrants"), the right to exchange the BC Note for a new series of cumulative convertible redeemable preferred stock that would pay a cumulative preferential dividend at the rate of 12% per annum, and no reduction in the $0.10 per share exercise price of the BC Warrants; and (iv) to the holders of all other existing options and warrants with an exercise price per share greater than $0.50 per share (304,000 warrants (the "$1.31 Warrants") at $1.31 per share; 150,000 warrants at $1.50 per share; 150,000 warrants (the "$2.50 Warrants") at $2.50 per share; and 50,000 warrants at $1.50 per share), a reduction of the exercise price to $0.50 per share.

   The Board of Directors of Avery accepted the PTC Recommendation, and authorized the proposed recapitalization upon the terms hereinafter described (the"Avery Recapitalization").

   In July 1996, Avery entered into agreements with certain of the holders of the Bridge Loan Note, the WC Notes and the BC Note to exchange such notes on terms substantially similar to those set forth in the PTC Recommendation. The Bridge Loan Note was exchanged for 800,000 shares of Avery's Series A Junior Convertible Redeemable Preferred Stock. The exercise price of the Bridge Loan Warrant was reduced from $0.875 per share to $0.60 per share, and the Bridge Loan Warrant was exercised by the holders of the Bridge Loan Warrant, resulting in Avery's issuing 720,500 shares of Common Stock which are included in the Secondary Shares and receiving gross proceeds of $432,300. The WC Notes have been exchanged for 76,667 shares of Avery's Series C Junior Convertible Redeemable Preferred Stock. The exercise price of the WC Warrants was reduced from $3.00 per share to $1.50 per share, and the WC Warrants have been exercised by the holders of the WC Warrants, resulting in Avery's issuing 38,333 shares of Common Stock which are included in the Secondary Shares and receiving $57,500 gross proceeds. The BC Note was exchanged for 850,000 shares of Avery's Series B Junior Convertible Redeemable Preferred Stock. The exercise price of the BC Warrants remained at $0.10 per share, and the BC Warrants were exercised by the holders of the BC Warrants, resulting in Avery's issuing 475,000 shares of Common Stock which are included in the Secondary Shares and receiving gross proceeds of $47,500.

   Each of the persons who acquired the securities described in the Avery Recapitalization was an accredited investor who acquired such new securities for investment. The transactions constituting the recapitalization of Avery involved the exchange by Avery with its existing security holders exclusively where no commission or remuneration was paid or given directly or indirectly for soliciting such exchange, and therefore constituted an exempt transaction under Section 3(a)(9) of the Securities Act of 1933.

   In November 1996, Avery acquired HBS. In connection with such acquisition, Avery issued an aggregate of 1,499,627 shares of Common Stock to the former partners of HBS. Each of such persons was an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act, who acquired the shares of Common Stock for investment. Avery issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

   In November 1996, Avery sold units consisting of an aggregate of 1,880,000 shares of Preferred Stock and 1,253,330 shares of Common Stock to finance the acquisition of HBS. Each of the purchasers of such units was an accredited investor who acquired such units for investment. At the time of such purchase, each of the purchasers was also a beneficial owner of securities of Avery. Avery issued the units in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

   In March 1997, Avery issued an aggregate of 73,380 shares of Common Stock in settlement of certain accounts payable. The recipients of these shares of Common Stock were accredited investors who acquired such shares for investment. Avery issued these shares in a transaction not involving a public offering in reliance upon the exemptions set forth in Section 3(a)(9) and Section 4(2) of the Securities Act.

   In November 1997, Avery issued an aggregate of 156,154 shares of Common Stock in payment of interest due on certain notes payable of Avery. The persons who received such shares were accredited investors who acquired such shares for investment. Avery issued these shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Act. This transaction also constituted an exchange of the Common Stock by Avery with its existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, and therefore constituted an exempt transaction under Section 3(a)(9) of the Securities Act.

   In November 1997, Avery issued an aggregate of 10,000 shares of Preferred Stock in exchange for certain outstanding debt of Avery. The recipient of such stock was an accredited investor who acquired such shares for investment. Avery issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Act. This transaction also constituted an exchange of the Preferred Stock by Avery with its existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, and therefore constituted an exempt transaction under Section 3(a)(9) of the Securities Act.

   Since January 1, 1996, Avery issued an aggregate of 2,000,881 shares of Common Stock to approximately 20 persons upon exercise of outstanding warrants previously issued by Avery to such persons. Each of the purchasers of such shares upon exercise of such warrants was an accredited investor who acquired such shares for investment. Avery issued such shares upon exercise of such warrants in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

   On July 1, 1998, Avery granted to Patrick J. Haynes, III, its Chairman and then Chief Executive Officer, pursuant to his employment agreement, a ten-year warrant to purchase 420,000 shares of Avery's Common Stock at $3.00 per share. On December 1, 1998, Avery granted to Mark J. Nielsen, its new Chief Executive Officer, pursuant to his employment agreement, a ten-year option to purchase 425,000 shares of Avery's Common Stock at $2.00 per share. These securities were issued in reliance upon the exemption set forth in Rule 701 under the Securities Act.

   The information set forth in the prospectus constituting a part of this Registration Statement under the caption "Certain Transactions" is incorporated herein by reference. Each of the persons who acquired the securities described thereunder was an accredited investor who acquired such securities for investment. Each of such persons was also either a director of Avery or an affiliate of a director of Avery. Avery issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

   If Avery completes the Primal acquisition more fully described in the prospectus constituting a part of this Registration Statement, the shares of convertible preferred stock issued in the related merger will be issued to seven individuals who are presently the stockholders of Primal. Each of these persons is either an accredited investor or a person who either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the risks of the prospective investment in Avery, or who Avery will reasonably believe immediately prior to completing such transaction will come within this description. Each of such persons will, at the closing, confirm that he is acquiring such shares for investment and not with a view to the distribution thereof within the meaning of the Securities Act, and will agree not to sell such shares except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from such registration requirements. The certificate representing such shares will contain a legend to such effect, and appropriate stop transfer orders will be given to Avery's transfer agent. Such shares will therefore be issued in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and in reliance on the safe harbor provided by Rule 506 thereunder.

 Item 27. Exhibits

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
 2.1     Partnership Interest Purchase Agreement dated as of May 3, 1996, by and among Avery Communications, Inc., Avery Acquisition Sub, Inc.,
         Hold Billing Services, Ltd., Hold Billing & Collection, L.C., Joseph
         W. Webb, James A. Young, Edward L. Dunn, Philip S. Dunn,
         Harold D. Box, and David W. Mechler, Jr.
 2.2     First Amendment to Partnership Interest Purchase Agreement by and
         between Avery Communications, Inc., Avery Acquisition Sub, Inc., Hold
         Billing Services, Ltd., Hold Billing & Collection, L.C., Joseph W.
         Webb, James A. Young, Edward L. Dunn, Philip S. Dunn, Harold D. Box
         and David W. Mechler, Jr.
 2.3     Partnership Interest Option Agreement dated as of May 3, 1996, by and among Avery Communications, Inc., Avery Acquisition Sub, Inc., Harold
         D. Box and David W. Mechler, Jr.
 2.4     First Amendment to Partnership Interest Option Agreement dated as of
         October 15, 1996, by and among Avery Communications, Inc., Avery
         Acquisition Sub, Inc., Harold D. Box, and David W. Mechler, Jr.
 2.5     Agreement and Plan of Merger, dated as of March 19, 1999, by and among
         Avery Communications, Inc., ACI Telecommunications Financial Services
         Corporation, Primal Systems, Inc., Mark J. Nielsen, John Faltys,
         Joseph R. Simrell and David Haynes (the "Primal Merger Agreement")
 2.6     Amendment No. 1 to the Primal Merger Agreement, dated as of March 19,
         1999
 3.1     Certificate of Incorporation, as amended
 3.2     Amended and Restated Bylaws
 4.1     Specimen Common Stock Certificate
 4.2     Form of Warrant Exchange and Exercise Agreement
 4.3     Form of Warrant Exercise and Securities Exchange Agreement for
         $800,000 Bridge Loan Notes

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  4.4    Form of Warrant Exercise and Securities Exchange Agreement for
         $1,050,000 Promissory Note
  4.5    Form of Warrant Exercise and Securities Exchange Agreement for
         $340,000 Promissory Notes
  4.6    Registration Rights Agreement by and among Avery Communications, Inc.
         and Joseph W. Webb, James A. Young, Edward L. Dunn, Philip S. Dunn,
         Harold D. Box, and David W. Mechler, Jr. dated November 15, 1996
  4.7    Registration Rights Agreement by and between Avery Communications,
         Inc. and The Franklin Holding Corporation (Delaware) dated May 30,
         1997
  4.8    Registration Rights Agreement by and between Avery Communications,
         Inc. and Roger Felberbaum dated December 5, 1996
  4.9    Registration Rights Agreement by and between Avery Communications,
         Inc. and Giulio Curiel dated December 31, 1996
  4.10   Registration Rights Agreement by and between Avery Communications,
         Inc. and Sabina International S.A. dated December 31, 1996
  4.11   Form of Investor Warrant
  4.12   Registration Rights Agreement by and between Avery Communications,
         Inc. and Thomas A. Montgomery dated January 24, 1997
  4.13   Registration Rights Agreement by and between Avery Communications,
         Inc. and Thurston Bridge Fund, L.P. dated December 6, 1996
  4.14   Registration Rights Agreement by and between Avery Communications,
         Inc. and Eastern Virginia Small Business Investment Corporation dated
         December 23, 1996
  4.15   Securities Exchange Agreement for 1996 HBS Series
  4.16   $350,000 Promissory Note payable to Eastern Virginia Small Business
         Investment Corporation dated December 23, 1996
  4.17   $50,000 Promissory Note to Global Capital Resources, Inc. dated
         September 30, 1996
  4.18   Loan and Security Agreement, by and between Hold Billing Services,
         Ltd. and FINOVA Capital Corporation dated March 25, 1997
  4.19   Schedule to Loan and Security Agreement, by and between Hold Billing
         Services, Ltd. and FINOVA Capital Corporation dated March 25, 1997
  4.20   Amendment to Loan and Security Agreement and Schedule to Loan and
         Security Agreement, by and between Hold Billing Services, Ltd. and
         FINOVA Capital Corporation dated February 1998
  4.21   Second Amendment to Loan and Security Agreement and Schedule to Loan
         and Security Agreement, by and between Hold Billing Services, Ltd. and
         FINOVA Capital Corporation dated April 1998
  4.22   $7,500,000 Secured Revolving Credit Note to FINOVA Capital Corporation
         from Hold Billing Services dated March 25, 1997
  5.1    Opinion of Winstead Sechrest & Minick P.C.
 10.1    Employment Agreement by and between Avery Communications, Inc. and
         Patrick J. Haynes, III dated July 1, 1998
 10.2    Stock Warrant Certificate to Patrick J. Haynes, III dated July 1, 1998
 10.3    Employment and Noncompetition Agreement by and between Hold Billing
         Services, Ltd. and Harold D. Box dated November 15, 1996

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
 10.4    Employment Agreement by and between Avery Communications, Inc. and
         Mark J. Nielsen dated December 1, 1998
 10.5    Avery Communications, Inc. Stock Option to Mark J. Nielsen dated
         December 1, 1998
 10.6    Investment Agreement by and between The Franklin Holding Corporation
         (Delaware) and Avery Communications, Inc. dated May 30, 1997
 10.7    Warrant to the Thurston Group, Inc. dated May 27, 1997
 10.8    Avery Communications, Inc. Stock Purchase Warrant to Thurston Bridge
         Fund, L.P. dated December 6, 1996
 10.9    Avery Communications, Inc. Stock Purchase Warrant to Eastern Virginia
         Small Business Investment Corporation dated December 23, 1996
 10.10   Avery Communications, Inc. Stock Purchase Warrant to The Franklin
         Holding Corporation (Delaware) dated May 30, 1997
 10.11   Form of Billing Services Agreement
 10.12   Form of Supplemental Advance Purchase Agreement
 10.13   Form of Director and Officer Indemnification Agreement
 11.1    Statement Regarding Computation of Earnings per Share
 16.1    Letter from PricewaterhouseCoopers LLP on change in certifying accountant
 21.1    Subsidiaries of Registrant
 23.1*   Consent of King Griffin & Adamson P.C.
 23.2    Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1)
 24.1    Power of Attorney (included on signature page of this Registration
         Statement as originally filed)
 24.2    Power of Attorney for Mark J. Nielsen
 24.3    Power of Attorney for Robert T. Isham, Jr.
 27.1    Financial Data Schedule for Twelve Months Ended December 31, 1998
 27.2    Financial Data Schedule for Six Months Ended June 30, 1999

--------

* Filed with Amendment No. 3.

Item 28. Undertakings

Rule 415

Avery will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Commission Policy on Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Avery pursuant to the foregoing provisions, or otherwise, Avery has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Avery will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rule 430A

Avery will:

    (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Avery under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on August 26, 1999.

                                         AVERY COMMUNICATIONS, INC.

                                            By:     /s/ Scot M. McCormick
                                               -------------------------------
   In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

              Signature                       Title                   Date
              ---------                       -----                   ----
   /s/ Patrick J. Haynes, III*     Director, Chairman of the Board
---------------------------------                                   August 26,
      Patrick J. Haynes, III                                         1999

      /s/ Mark J. Nielsen*         Director, President and Chief
---------------------------------   Executive Officer (Principal    August 26,
          Mark J. Nielsen           Executive Officer)               1999

      /s/ Scot M. McCormick        Director, Vice President, Chief
---------------------------------   Financial Officer and Secretary August 26,
         Scot M. McCormick          (Principal Accounting Officer)   1999

      /s/ Norman M. Phipps*        Director
---------------------------------                                   August 26,
         Norman M. Phipps                                            1999

      /s/ J. Alan Lindauer*        Director
---------------------------------                                   August 26,
         J. Alan Lindauer                                            1999

      /s/ Stephen L. Brown*        Director
---------------------------------                                   August 26,
         Stephen L. Brown                                            1999

    /s/ Robert T. Isham, Jr.*      Director
---------------------------------                                   August 26,
       Robert T. Isham, Jr.                                          1999

*By: /s/  Scot M. McCormick
  ------------------------------                                    August 26,
         Scot M. McCormick                                           1999
         Attorney-in-Fact

                               INDEX TO EXHIBITS

 Exhibit                                                                  Page
 Number                     Description of Document                      Number
 -------                    -----------------------                      ------
 2.1     Partnership Interest Purchase Agreement dated as of May 3,
         1996, by and among Avery Communications, Inc., Avery
         Acquisition Sub, Inc., Hold Billing Services, Ltd., Hold
         Billing & Collection, L.C., Joseph W. Webb, James A. Young,
         Edward L. Dunn, Philip S. Dunn, Harold D. Box, and David W.
         Mechler, Jr.
 2.2     First Amendment to Partnership Interest Purchase Agreement by
         and between Avery Communications, Inc., Avery Acquisition
         Sub, Inc., Hold Billing Services, Ltd., Hold Billing &
         Collection, L.C., Joseph W. Webb, James A. Young, Edward L.
         Dunn, Philip S. Dunn, Harold D. Box and David W. Mechler, Jr.
 2.3     Partnership Interest Option Agreement dated as of May 3,
         1996, by and among Avery Communications, Inc., Avery
         Acquisition Sub, Inc., Harold D. Box and David W.
         Mechler, Jr.
 2.4     First Amendment to Partnership Interest Option Agreement
         dated as of October 15, 1996, by and among Avery
         Communications, Inc., Avery Acquisition Sub, Inc., Harold D.
         Box, and David W. Mechler, Jr.
 2.5     Agreement and Plan of Merger, dated as of March 19, 1999, by and among Avery Communications, Inc., ACI Telecommunications
         Financial Services Corporation, Primal Systems, Inc., Mark J.
         Nielsen, John Faltys, Joseph R. Simrell and David Haynes (the
         "Primal Merger Agreement")
 2.6     Amendment No. 1 to the Primal Merger Agreement, dated as of
         March 19, 1999
 3.1     Certificate of Incorporation, as amended
 3.2     Amended and Restated Bylaws
 4.1     Specimen Common Stock Certificate
 4.2     Form of Warrant Exchange and Exercise Agreement
 4.3     Form of Warrant Exercise and Securities Exchange Agreement
         for $800,000 Bridge Loan Notes
 4.4     Form of Warrant Exercise and Securities Exchange Agreement
         for $1,050,000 Promissory Note
 4.5     Form of Warrant Exercise and Securities Exchange Agreement
         for $340,000 Promissory Notes
 4.6     Registration Rights Agreement by and among Avery
         Communications, Inc. and Joseph W. Webb, James A. Young,
         Edward L. Dunn, Philip S. Dunn, Harold D. Box, and David W.
         Mechler, Jr. dated November 15, 1996
 4.7     Registration Rights Agreement by and between Avery
         Communications, Inc. and The Franklin Holding Corporation
         (Delaware) dated May 30, 1997
 4.8     Registration Rights Agreement by and between Avery
         Communications, Inc. and Roger Felberbaum dated December 5,
         1996
 4.9     Registration Rights Agreement by and between Avery
         Communications, Inc. and Giulio Curiel dated December 31,
         1996
 4.10    Registration Rights Agreement by and between Avery
         Communications, Inc. and Sabina International S.A. dated
         December 31, 1996
 4.11    Form of Investor Warrant

 Exhibit                                                                  Page
 Number                     Description of Document                      Number
 -------                    -----------------------                      ------
  4.12   Registration Rights Agreement by and between Avery
         Communications, Inc. and Thomas A. Montgomery dated January
         24, 1997
  4.13   Registration Rights Agreement by and between Avery
         Communications, Inc. and Thurston Bridge Fund, L.P. dated
         December 6, 1996
  4.14   Registration Rights Agreement by and between Avery
         Communications, Inc. and Eastern Virginia Small Business
         Investment Corporation dated December 23, 1996
  4.15   Securities Exchange Agreement for 1996 HBS Series
  4.16   $350,000 Promissory Note payable to Eastern Virginia Small
         Business Investment Corporation dated December 23, 1996
  4.17   $50,000 Promissory Note to Global Capital Resources, Inc.
         dated September 30, 1996
  4.18   Loan and Security Agreement, by and between Hold Billing
         Services, Ltd. and FINOVA Capital Corporation dated March 25,
         1997
  4.19   Schedule to Loan and Security Agreement, by and between Hold
         Billing Services, Ltd. and FINOVA Capital Corporation dated
         March 25, 1997
  4.20   Amendment to Loan and Security Agreement and Schedule to Loan
         and Security Agreement, by and between Hold Billing Services,
         Ltd. and FINOVA Capital Corporation dated February 1998
  4.21   Second Amendment to Loan and Security Agreement and Schedule
         to Loan and Security Agreement, by and between Hold Billing
         Services, Ltd. and FINOVA Capital Corporation dated April
         1998
  4.22   $7,500,000 Secured Revolving Credit Note to FINOVA Capital
         Corporation from Hold Billing Services dated March 25, 1997
  5.1    Opinion of Winstead Sechrest & Minick P.C.
 10.1    Employment Agreement by and between Avery Communications,
         Inc. and Patrick J. Haynes, III dated July 1, 1998
 10.2    Stock Warrant Certificate to Patrick J. Haynes, III dated
         July 1, 1998
 10.3    Employment and Noncompetition Agreement by and between Hold
         Billing Services, Ltd. and Harold D. Box dated November 15,
         1996
 10.4    Employment Agreement by and between Avery Communications,
         Inc. and Mark J. Nielsen dated December 1, 1998
 10.5    Avery Communications, Inc. Stock Option to Mark J. Nielsen
         dated December 1, 1998
 10.6    Investment Agreement by and between The Franklin Holding
         Corporation (Delaware) and Avery Communications, Inc. dated
         May 30, 1997
 10.7    Warrant to the Thurston Group, Inc. dated May 27, 1997
 10.8    Avery Communications, Inc. Stock Purchase Warrant to Thurston
         Bridge Fund, L.P. dated December 6, 1996
 10.9    Avery Communications, Inc. Stock Purchase Warrant to Eastern
         Virginia Small Business Investment Corporation dated December
         23, 1996
 10.10   Avery Communications, Inc. Stock Purchase Warrant to The
         Franklin Holding Corporation (Delaware) dated May 30, 1997

 Exhibit                                                                 Page
 Number                     Description of Document                     Number
 -------                    -----------------------                     ------
 10.11   Form of Billing Services Agreement
 10.12   Form of Supplemental Advance Purchase Agreement
 10.13   Form of Director and Officer Indemnification Agreement
 11.1    Statement Regarding Computation of Earnings per Share
 16.1    Letter from PricewaterhouseCoopers LLP on change in
         certifying accountant
 21.1    Subsidiaries of Registrant
 23.1*   Consent of King Griffin & Adamson P.C.
 23.2    Consent of Winstead Sechrest & Minick P.C. (included in
         Exhibit 5.1)
 24.1    Power of Attorney (included on signature page of this
         Registration Statement as originally filed)
 24.2    Power of Attorney for Mark J. Nielsen
 24.3    Power of Attorney for Robert T. Isham, Jr.
 27.1    Financial Data Schedule for Twelve Months Ended December 31,
         1998
 27.2    Financial Data Schedule for Six Months Ended June 30, 1999

--------

* Filed with Amendment No. 3